                                                                     EXHIBIT 2.2

                                                                  CONFORMED COPY

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                         REDEMPTION AND MERGER AGREEMENT

                                      AMONG

                           MID STATE MACHINE PRODUCTS,

                              S. DOUGLAS SUKEFORTH,

                           MID STATE HOLDING CO., INC.

                                       AND

                           MID STATE ACQUISITION, INC.

                         DATED AS OF SEPTEMBER 17, 1998









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




                         (Not a part of this Agreement)

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
I.  DEFINITIONS...................................................................................................1
         1.1.     DEFINITIONS.....................................................................................1

II.  THE REDEMPTION; THE MERGER; CLOSING.........................................................................11
         2.1.     THE REDEMPTION.................................................................................11
         2.2.     THE MERGER.....................................................................................11
         2.3.     CONSUMMATION OF THE MERGER.....................................................................11
         2.4.     EFFECTS OF THE MERGER..........................................................................11
         2.5.     ARTICLES OF INCORPORATION; BY-LAWS.............................................................12
         2.6.     DIRECTORS AND OFFICERS.........................................................................12
         2.7.     PAYMENT OF REDEMPTION AMOUNT; DELIVERY OF REDEEMED SHARES......................................12
         2.8.                CONVERSION OF SECURITIES; MERGER CONSIDERATION......................................12
         2.9.     CLOSING OF TRANSFER RECORDS....................................................................13
         2.10.    PAYMENT OF AGGREGATE CLOSING MERGER CONSIDERATION..............................................13
         2.11.    INDEMNIFICATION................................................................................14
         2.12.    ESTIMATED CLOSING WORKING CAPITAL BALANCE......................................................14
         2.13.    CLOSING........................................................................................14
         2.14.    MBCA SECTION 909.4.............................................................................14
         2.15.    PROCEEDINGS....................................................................................14
         2.16.    POST-CLOSING ADJUSTMENT........................................................................14
         2.17.    1998 FISCAL YEAR-END ADJUSTMENT................................................................16
         2.18.    ADJUSTMENTS TO CLOSING PAYMENTS................................................................17

III.  REPRESENTATIONS AND WARRANTIES
         OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER............................................................18
         3.1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                  THE PRINCIPAL STOCKHOLDER......................................................................18
                  3.1.1.     CORPORATE EXISTENCE AND POWER.......................................................19
                  3.1.2.     CORPORATE AUTHORIZATION; ENFORCEABILITY.............................................19
                  3.1.3.     GOVERNMENTAL AUTHORIZATION..........................................................19
                  3.1.4.     NON-CONTRAVENTION; CONSENTS.........................................................19
                  3.1.5.     CAPITALIZATION; OWNERSHIP OF COMPANY STOCK..........................................20
                  3.1.6.     SUBSIDIARIES........................................................................20
                  3.1.7.     FINANCIAL STATEMENTS; BOOKS AND RECORDS.............................................21
                  3.1.8.     NO UNDISCLOSED LIABILITIES..........................................................22
                  3.1.9.     INTERCOMPANY ACCOUNTS...............................................................22
                  3.1.10.    TAX MATTERS.........................................................................22
                  3.1.11.    ABSENCE OF CERTAIN CHANGES..........................................................23
                  3.1.12.    CONTRACTS...........................................................................24
                  3.1.13.    INSURANCE COVERAGE..................................................................26


                                       ii



                         (Not a part of this Agreement)


                  3.1.14.    LITIGATION..........................................................................26
                  3.1.15.    COMPLIANCE WITH LAWS; PERMITS.......................................................26
                  3.1.16.    PROPERTIES; SUFFICIENCY OF ASSETS...................................................27
                  3.1.17.    INTELLECTUAL PROPERTY...............................................................27
                  3.1.18.    ENVIRONMENTAL MATTERS...............................................................28
                  3.1.19.    PLANS AND MATERIAL DOCUMENTS........................................................30
                  3.1.20.    INTERESTS IN CUSTOMERS, SUPPLIERS, ETC..............................................31
                  3.1.21.    CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS; EMPLOYEE COMPENSATION;
                             BONUSES.............................................................................32
                  3.1.22.    OTHER EMPLOYMENT MATTERS............................................................32
                  3.1.23.    ACCOUNTS RECEIVABLE.................................................................33
                  3.1.24.    INVENTORY...........................................................................33
                  3.1.25.    MILLENNIUM COMPLIANCE...............................................................33
                  3.1.26.    FINDERS' FEES.......................................................................33
         3.2.     REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER....................................33
                  3.2.1.     AUTHORITY; ENFORCEABILITY...........................................................34
                  3.2.2.     NO CONFLICTS........................................................................34
                  3.2.3.     NO CONSENTS.........................................................................34
                  3.2.4.     OWNERSHIP OF SHARES; TITLE..........................................................34
                  3.2.5.     LITIGATION..........................................................................35
                  3.2.6.     INTERESTS IN CUSTOMERS, SUPPLIERS, ETC..............................................35

IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.....................................................35
         4.1.     CORPORATE EXISTENCE AND POWER..................................................................35
         4.2.     CORPORATE AUTHORIZATION; ENFORCEABILITY........................................................35
         4.3.     GOVERNMENTAL AUTHORIZATION.....................................................................36
         4.4.     NON-CONTRAVENTION..............................................................................36
         4.5.     LITIGATION.....................................................................................36
         4.6.     FINDERS' FEES..................................................................................36

V.  CERTAIN COVENANTS............................................................................................36
         5.1.     CONDUCT OF BUSINESS OF THE COMPANY.............................................................36
         5.2.     EXCLUSIVE DEALING..............................................................................38
         5.3.     REVIEW OF THE COMPANY; CONFIDENTIALITY.........................................................38
         5.4.     BEST EFFORTS...................................................................................39
         5.5.     SATISFACTION AND TERMINATION OF EQUITY ARRANGEMENTS............................................39
         5.6.     PLAN ASSETS....................................................................................39
         5.7.     NET WORTH......................................................................................40
         5.8.     REORGANIZATIONAL TRANSACTIONS..................................................................40
         5.9.     APPRAISAL......................................................................................40
         5.10.    FURTHER ASSURANCES.............................................................................40

VI.  TAX MATTERS.................................................................................................40
         6.1.     TAX RETURNS....................................................................................40
         6.2.     APPORTIONMENT OF TAXES.........................................................................41

                                       iii



                         (Not a part of this Agreement)


         6.3.     COOPERATION; AUDITS............................................................................41
         6.4.     CONTROVERSIES..................................................................................42
         6.5.     AMENDED RETURNS................................................................................42
         6.6.     NON-FOREIGN PERSON AFFIDAVIT...................................................................42

VII.  CONDITIONS TO CLOSING......................................................................................42
         7.1.     CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB.............................................42
                  7.1.1.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY............................42
                  7.1.2.     COMPANY'S CERTIFICATE...............................................................43
                  7.1.3.     STOCKHOLDER APPROVAL................................................................43
                  7.1.4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
                             PRINCIPAL STOCKHOLDER. .............................................................43
                  7.1.5.     NO INJUNCTION, ETC..................................................................43
                  7.1.6.     NO PROCEEDINGS......................................................................43
                  7.1.7.     REQUIRED FILINGS....................................................................43
                  7.1.8.     OPINION OF COUNSEL..................................................................43
                  7.1.9.     DUE DILIGENCE.......................................................................44
                  7.1.10.    ANCILLARY AGREEMENTS................................................................44
                  7.1.11.    RESIGNATION OF DIRECTORS............................................................44
                  7.1.12.    THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS........................................44
                  7.1.13.    FIRPTA..............................................................................44
                  7.1.14.    HSR ACT.............................................................................44
                  7.1.15.    NO MATERIAL ADVERSE CHANGE..........................................................44
                  7.1.16.    FINANCING...........................................................................44
                  7.1.17.    LIQUIDATION OF INVESTMENT SECURITIES................................................44
                  7.1.18.    STOCKHOLDER INDEBTEDNESS............................................................44
                  7.1.19.    PRINCIPAL STOCKHOLDER OWNERSHIP.....................................................44
                  7.1.20.    DISSENTERS RIGHTS...................................................................44
         7.2.     CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER.........................45
                  7.2.1.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT
                             AND MERGER SUB......................................................................45
                  7.2.2.     PARENT'S AND MERGER SUB'S CERTIFICATE...............................................45
                  7.2.3.     NO INJUNCTION, ETC..................................................................45
                  7.2.4.     OPINION OF COUNSEL..................................................................45
                  7.2.5.     ESCROW AGREEMENT....................................................................45
                  7.2.6.     HSR ACT.............................................................................45
                  7.2.7.     MANAGEMENT BONUS PLAN...............................................................45

VIII.  SURVIVAL INDEMNIFICATION..................................................................................46
         8.1.     SURVIVAL.......................................................................................46
         8.2.     INDEMNIFICATION................................................................................46
         8.3.     TAX INDEMNIFICATION............................................................................47
         8.4.     PROCEDURES.....................................................................................47
         8.5.     TREATMENT OF INDEMNIFICATION PAYMENTS..........................................................49
         8.6.     INDEMNIFICATION AMOUNTS NET OF BENEFITS RECEIVED...............................................49

                                       iv



                         (Not a part of this Agreement)



IX.  MISCELLANEOUS...............................................................................................49
         9.1.     TERMINATION....................................................................................49
         9.2.     NOTICES........................................................................................50
         9.3.     AMENDMENTS AND WAIVERS.........................................................................50
         9.4.     EXPENSES.......................................................................................51
         9.5.     SUCCESSORS AND ASSIGNS.........................................................................51
         9.6.     NO THIRD PARTY BENEFICIARIES...................................................................51
         9.7.     GOVERNING LAW..................................................................................51
         9.8.     JURISDICTION...................................................................................51
         9.9.     WAIVER OF JURY TRIAL...........................................................................51
         9.10.    COUNTERPARTS...................................................................................52
         9.11.    HEADINGS.......................................................................................52
         9.12.    ENTIRE AGREEMENT...............................................................................52
         9.13.    SEVERABILITY...................................................................................52
         9.14.    NO WAIVER......................................................................................52
         9.15.    CERTAIN INTERPRETIVE MATTERS...................................................................52
         9.16.    TRANSFER OF PROCEEDS...........................................................................53
         9.17.    STOCKHOLDERS' REPRESENTATIVE...................................................................53

                         (Not a part of this Agreement)


                           EXHIBIT AND SCHEDULE INDEX

Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Financial Advisory Services Letter
Exhibit C         Form of Lease Agreement
Exhibit D         Form of Non-Competition Agreement
Exhibit E         Form of Working Capital Methodology
Exhibit F         Form of Company Counsel Opinion
Exhibit G         Form of Parent Counsel Opinion

Schedule 1 Family Stockholders
Schedule 2 New Capital Equipment
Schedule 3 Stockholders
Schedule 2.15 Proceedings
Schedule 3.1.4 Non-Contravention; Consents
Schedule 3.1.5(a)(i) Capitalization
Schedule 3.1.5(a)(ii) Capitalization
Schedule 3.1.5(a)(iii) Capitalization
Schedule 3.1.5(b) Capitalization
Schedule 3.1.6(a) Subsidiaries
Schedule 3.1.6(b) Subsidiaries
Schedule 3.1.6(c) Subsidiaries
Schedule 3.1.8 No Undisclosed Liabilities
Schedule 3.1.9 Intercompany Accounts
Schedule 3.1.10(a) Tax Matters
Schedule 3.1.10(b) Tax Matters
Schedule 3.1.11 Absence of Certain Changes
Schedule 3.1.12(a) Contracts
Schedule 3.1.12(c) Contracts
Schedule 3.1.13 Insurance Coverage
Schedule 3.1.14 Litigation
Schedule 3.1.15(a) Compliance with Laws; Permits
Schedule 3.1.15(b) Compliance with Laws; Permits
Schedule 3.1.16(a) Properties; Sufficiency of Assets
Schedule 3.1.16(b) Properties; Sufficiency of Assets
Schedule 3.1.17(a) Intellectual Property
Schedule 3.1.17(b) Intellectual Property
Schedule 3.1.18 Environmental Matters
Schedule 3.1.19(a) Material Plans and Documents
Schedule 3.1.19(b) Material Plans and Documents
Schedule 3.1.19(c) Material Plans and Documents
Schedule 3.1.19(d) Material Plans and Documents
Schedule 3.1.19(h) Material Plans and Documents
Schedule 3.1.19(i) Material Plans and Documents
Schedule 3.1.20 Interests in Customers and Suppliers, Etc.

                         (Not a part of this Agreement)


Schedule 3.1.21(a) Customers, Suppliers and Employee Relations; Compensation;
                    Bonuses
Schedule 3.1.21(b) Customers, Suppliers and Employee Relations; Compensation;
                    Bonuses
Schedule 3.1.22 Other Employment Matters
Schedule 3.1.23 Accounts Receivables
Schedule 3.1.24 Inventory Schedule 3.1.25 Millennium Compliance
Schedule 3.2.4(i) Ownership of Shares; Title
Schedule 3.2.4(ii) Ownership of Shares; Title
Schedule 3.2.4(iii) Ownership of Shares; Title
Schedule 3.2.5 Litigation
Schedule 3.2.6 Interests in Customers; Suppliers, Etc.
Schedule 4.5 Litigation
Schedule 9.2 Notices
Schedule 9.15(c)(i) Knowledge
Schedule 9.15(c)(ii) Knowledge

     REDEMPTION AND MERGER AGREEMENT (this "AGREEMENT"), dated as of September 17, 1998, among MID STATE MACHINE PRODUCTS, a Maine corporation (the "COMPANY"),
S. DOUGLAS SUKEFORTH (the "PRINCIPAL STOCKHOLDER"), MID STATE HOLDING CO., INC., a Delaware corporation ("PARENT") and MID STATE ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB").

                                    RECITALS

     A. Parent has formed Merger Sub solely for the purpose of facilitating an efficient exchange by stockholders of the Company of their shares of Class A common stock of the Company, no par value per share, and Class B common stock of the Company, no par value per share (collectively, "COMPANY STOCK") for the Aggregate Closing Merger Consideration pursuant to the terms of this Agreement, and Merger Sub will not conduct any separate business activity nor serve any function other than to effect for the benefit of Parent and the Stockholders the conversion of Company Stock into the Aggregate Closing Merger Consideration.

     B. The respective Boards of Directors of the Company, Parent and Merger Sub have each determined that it is in the best interests of their respective shareholders for the Company to redeem the Redeemed Shares and for Merger Sub to merge with and into the Company (the "MERGER"), in each case, on the terms and subject to the conditions set forth herein.

     C. The parties desire to make certain representations, warranties and covenants in connection with the Redemption and Merger and to prescribe various conditions to Redemption and the Merger.

     Accordingly, the parties hereto agree as follows:

                                 I. DEFINITIONS

     1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms, as used herein, have the following meanings when used herein with initial capital letters:

     "ACCOUNTANTS" has the meaning ascribed to such term in Section 2.16(b).

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

     "AGGREGATE CLOSING MERGER CONSIDERATION" has the meaning ascribed to such term in Section 2.8(a). The Aggregate Closing Merger Consolidation will be subject to adjustment pursuant to Sections 2.16, 2.17 and 2.18.

     AGGREGATE CONSIDERATION" means the sum of the Aggregate Closing Merger Consideration and the Redemption Amount.

     "AGREEMENT" has the meaning ascribed to such term in the introductory paragraph of this Agreement as the same may be amended from time to time in accordance with the terms hereof.

     "ANCILLARY AGREEMENTS" means the Lease, the Non-Competition Agreement, the Financial Advisory Services Letter and the Escrow Agreement.

     "APPRAISAL" has the meaning ascribed to such term in Section 5.9

     "ASSET SALE" means any direct or indirect issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of the Subsidiaries of the Company to any Person other than the Company or a Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business.

     "AUDITED BALANCE SHEET" means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1997.

     "AUDITED STATEMENTS" means the audited consolidated balance sheets of the Company and its Subsidiaries, as of December 31, 1997, 1996 and 1995, together with the related audited consolidated statements of earnings and retained earnings, stockholders' equity and cash flows for the fiscal years then ended, together with the notes thereto and reports thereon of Baker Newman & Noyes.

     "BALANCE SHEET DATE" means December 31, 1997.

     "1997 BALANCE SHEET PRINCIPLES" has the meaning ascribed to such term in
Section 2.16(a).

     "BONUSES" have the meaning ascribed to such term in Section 3.1.21(b).

     "BUSINESS DAY" means a day other than a Saturday or Sunday or a day on which banks located in New York City are authorized or required to close.

     "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participation or other equivalents (however designated and whether or not voting) of corporate stock, including the common stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CAPITALIZED LEASE OBLIGATIONS" means, with respect to the Company, for any applicable period, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CASH" means cash and cash equivalents as would be shown on a balance sheet of the Company prepared in accordance with GAAP and on a basis consistent with the 1997 Balance Sheet Principles.

     "CLOSING" has the meaning ascribed to such term in Section 2.13.

     "CLOSING DATE" has the meaning ascribed to such term in Section 2.13.

     "CLOSING DATE BALANCE SHEET" has the meaning ascribed to such term in
Section 2.16(a).

     "CLOSING WORKING CAPITAL BALANCE" has the meaning ascribed to such term in
Section 2.16(a).

     "CLOSING WORKING CAPITAL BALANCE STATEMENT" has the meaning ascribed to such term in Section 2.16(a).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "COMPANY" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "COMPANY PROPERTY" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by the Company or any Subsidiary.

     "COMPANY SECURITIES" has the meaning ascribed to such term in Section 3.1.5(b).

     "COMPANY STOCK" has the meaning ascribed to such term in Recital A.

     "COMPUTER SYSTEMS" has the meaning ascribed to such term in Section 3.1.25.

     "CONSOLIDATED EBITDA" means, with respect to the Company the sum (without duplication) of (a) Consolidated Net Income and (b) to the extent Consolidated Net Income has been reduced thereby, (i) all income Taxes of the Company and the Subsidiaries of the Company recorded as a Tax provision in accordance with GAAP for such period (other than income Taxes attributable to extraordinary, unusual or nonrecurring gains or losses or Taxes attributable to sales or dispositions outside the ordinary course of business), (ii) Consolidated Interest Expense and
(iii) Consolidated Non-cash Charges, all as determined on a consolidated basis for the Company and the Subsidiaries of the Company in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company, for any applicable period, the sum of, without duplication: (a) the aggregate of the interest expense of the Company and the Subsidiaries of the Company during such period determined on a consolidated basis in accordance with GAAP and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and Subsidiaries of the Company during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means, with respect to the Company for any applicable period, the aggregate net income (or loss) of the Company and the Subsidiaries of the Company for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded from the calculation thereof (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Subsidiary of the Company or is merged or consolidated with the Company or any Subsidiary of the Company, (d) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any other Person, other than a Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Subsidiary of the Company by such other Person, (f) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any net income (or loss) of the successor corporation prior to such consolidation, merger or transfer of assets, (g) the aggregate of gross interest income of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and (h) Transaction Fees and Expenses expensed during any such period.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to the Company for any applicable period, the aggregate depreciation and amortization of the Company and the Subsidiaries of the Company reducing Consolidated Net Income of the Company for such period.

     "CONSTITUENT OF CONCERN" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant, or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the handling, storage, treatment or exposure of or to which is subject to regulation under any Environmental Law.

     "DAMAGES" has the meaning ascribed to such term in Section 8.2(a).

     "DGCL" has the meaning ascribed to such term in Section 2.2.

     "DIRECT CLAIM" has the meaning ascribed to such term in Section 8.4(c).

     "DISPUTE NOTICE" has the meaning ascribed to such term in Section 6.1.

     "EBITDA ADJUSTMENT" has the meaning ascribed to such term in Section
2.18(b).

     "EBITDA STATEMENT" has the meaning ascribed to such term in Section
2.17(a).

     "EFFECTIVE TIME" has the meaning ascribed to such term in Section 2.3.

     "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from alleged injury or threat of injury to human health and safety or the environment.

     "ENVIRONMENTAL CONDITION" means a condition with respect to the environment which has resulted or could result in a material loss, liability, cost or expense to the Company .

     "ENVIRONMENTAL LAW" means any Law in effect or to the Company's and the Shareholders' knowledge, any Law reasonably expected to be adopted or made effective, in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health and safety, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, ET SEQ. ("CERCLA") and any state and local counterparts or equivalents.

     "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary for the business of the Company as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any entity that, together with the Company, would be considered a single employer within the meaning of Section 4001 of ERISA or
Section 414 of the Code.

     "ESCROW ACCOUNT" has the meaning ascribed to such term in Section
2.7(a)(ii).

     "ESCROW AGENT" has the meaning ascribed to such term in Section 2.7(a)(ii).

     "ESCROW AGREEMENT" means the Escrow Agreement between the Parent, Escrow Agent and the Stockholders' Representative, substantially in the form attached hereto as EXHIBIT A.

     "ESCROW AMOUNT" means an amount equal to $3.0 million.

     "ESTIMATED CLOSING WORKING CAPITAL BALANCE" has the meaning ascribed to such term in Section 2.12.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FAMILY STOCKHOLDERS" means the holders of Company Stock listed on SCHEDULE 1 attached hereto.

     "FINANCIAL ADVISORY SERVICES LETTER" means the Financial Advisory Services Letter Agreement between the Company and Saunders Karp & Megrue, L.P. (or its designee(s)) on the other hand, in respect of advisory and monitoring services to be provided to the Company, substantially in the form attached hereto as EXHIBIT B.

     "FISCAL YEAR" means the calendar year or any other annual period as determined from time to time by the board of directors of the Company.

     "GAAP" means U.S. generally accepted accounting principles, consistently applied.

     "GOVERNMENTAL AUTHORITY" means any domestic or foreign governmental or regulatory authority.

     "HSR ACT" has the meaning ascribed to such term in Section 3.1.3.

     "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of the property or services, except trade payables incurred in the ordinary course of business, (iv) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (v) all obligations of such Person as lessee which are required to be capitalized in accordance with GAAP and (vi) all Indebtedness of any other Person of the type referred to in clauses (i) to (v) above directly or indirectly guaranteed by such Person or secured by any assets of such Person.

     "INDEMNIFIED PARTY" has the meaning ascribed to such term in Section
8.4(a).

     "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section
8.4(a).

     "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is used or held for use or otherwise necessary in connection with the conduct of the business of the Company as now conducted or proposed to be conducted.

     "INTERIM FINANCIAL STATEMENTS" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 31, 1998 and the related consolidated summary income statement and cost allocation income statement.

     "INVESTMENT SECURITIES" means all available Cash of the Company and securities held by or for the benefit of the Company or its Subsidiaries by the Company (excluding securities issued by Subsidiaries and notes payable to stockholders or employees of the Company or any Subsidiary), including, but not limited to, "held-to-maturity securities," "trading securities" and "available-for-sale securities."

     "IRS" means the Internal Revenue Service.

     "LAST OFFER" has the meaning ascribed to such term in Section 2.16(b).

     "LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, permit, license, policy or rule of common law.

     "LEASE" means the Amended and Restated Lease Agreement between the Principal Stockholder, Rita Sukeforth and the Surviving Corporation, substantially in the form attached hereto as EXHIBIT C.

     "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of the Company and the Subsidiaries.

     "MBCA" has the meaning ascribed to such term in Section 2.1.

     "MERGER" has the meaning ascribed to such term in Recital B.

     "MERGER ESCROW AMOUNT" has the meaning ascribed to such term in Section
2.10.

     "MERGER SUB" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "MILLENNIUM COMPLIANCE" means that the Computer Systems are capable of the following, during and/or after January 1, 2000: (a) handling date information involving all and any dates, including accepting input, providing output and performing date calculations in whole or in part; (b) operating accurately without interruption on and in respect of any and all dates and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century.

     "NEW CAPITAL EQUIPMENT" means the growth-oriented capital equipment described on SCHEDULE 2 attached hereto.

     "NEW CAPITAL EQUIPMENT AGGREGATE PURCHASE PRICE" means the purchase price paid by the Company during the period commencing May 26, 1998 and ending immediately prior to the Closing of up to $1,027,680 million in the aggregate in consideration for the New Capital Equipment described on SCHEDULE 2 attached hereto.

     "NON-COMPETITION AGREEMENT" means the Non-Competition Agreement between the Company, Parent and the Principal Stockholder substantially in the form attached hereto as EXHIBIT D.

     "OPERATING COMPANY" means an "operating company" within the meaning of Department of Labor Regulation Section 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

     "ORDER" means any judgment, injunction, judicial or administrative order or decree.

     "PARENT" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "PERCENTAGE INTEREST" has the meaning ascribed to such term in Section 8.5(a)(ii).

     "PERMITTED LIEN" means (i) mechanics', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business in respect of obligations that are not overdue or (ii) other imperfections of title or encumbrances, which do not materially affect the value or marketability of the property subject thereto.

     "PER SHARE CLOSING MERGER CONSIDERATION" means (i)(A) $31.8 million PLUS
(B) the Estimated Closing Working Capital Balance PLUS (C) the New Capital Equipment Purchase Price PLUS (D) the after-Tax proceeds of the liquidation of Investment Securities provided for in Section 7.1.17 DIVIDED BY (ii) the number of issued and outstanding shares of Company Stock immediately prior to the consummation of the Redemption. The Per Share Closing Merger Consideration will be subject to adjustment pursuant to Sections 2.16, 2.17 and 2.18.

     "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN ASSETS" means "plan assets" within the meaning of Department of Labor Regulation Section 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

     "1999 PLAN EBITDA" means $7.5 million.

     "2000 PLAN EBITDA" means $9.0 million.

     "PLANS" has the meaning ascribed to such term in Section 3.1.19(a).

     "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the Closing.

     "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) that actually ends on or before the Closing.

     "PREMISES" has the meaning ascribed to such term in Section 5.9.

     "PRINCIPAL STOCKHOLDER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "REAL PROPERTY" has the meaning ascribed to such term in Section 3.1.16(b).

     "REDEEMED SHARES" has the meaning ascribed to such term in Section 2.1.

     "REDEEMED STOCKHOLDERS" has the meaning ascribed to such term in Section
2.1.

     "REDEMPTION" has the meaning ascribed to such term in Section 2.1.

     "REDEMPTION AMOUNT" has the meaning ascribed to such term in Section 2.7(a). The Redemption Amount will be subject to adjustment pursuant to Sections 2.16, 2.17 and 2.18.

     "REDEMPTION ESCROW AMOUNT" has the meaning ascribed to such term in Section 2.7(a)(i).

     "REFERENCE WORKING CAPITAL STATEMENT" has the meaning ascribed to such term in Section 2.16(a).

     "REORGANIZATIONAL TRANSACTIONS" has the meaning ascribed to such term in
Section 5.8.

     "RETURNS" has the meaning ascribed to such term in Section 3.1.10(a)(i).

     "SELECTED REPRESENTATIONS AND WARRANTIES" has the meaning ascribed to such term in Section 8.1.

     "STOCKHOLDER" means any holder of issued and outstanding Company Stock on the Closing Date and prior to the Effective Time.

     "STOCKHOLDERS' REPRESENTATIVE" has the meaning ascribed to such term in
Section 9.17(a).

     "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

     "SUBSIDIARY SECURITIES" has the meaning ascribed to such term in Section 3.1.6(b).

     "SURVIVING CORPORATION" has the meaning ascribed to such term in Section
2.2.

     "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any Subsidiary, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority (as hereinafter defined), (b) any liability of the Company or any Subsidiary for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company or any Subsidiary for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) liability of the Company or any Subsidiary for the payment of any amounts as a result of being a party to any Tax Sharing Agreements or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

     "TAX MATTER" has the meaning ascribed to such term in Section 6.4.

     "TAX SHARING AGREEMENTS" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Company or any Subsidiary.

     "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of any Tax.

     "THIRD PARTY CLAIM" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement.

     "TRANSACTION FEES AND EXPENSES" means (i) the reasonable fees and expenses of legal counsel, accountants and other advisors for Parent incurred in connection with the transactions contemplated hereby, (ii) the fees and expenses contemplated by Section 4.6 and (iii) the ongoing fees and expenses referred to in the Financial Advisory Services Letter (excluding indemnification payments contemplated by SCHEDULE 1 attached thereto).

     "UNAFFILIATED STOCKHOLDER" means any Stockholder other than the Principal Stockholder or a Family Stockholder.

                     II. THE REDEMPTION; THE MERGER; CLOSING

                  2.1. THE REDEMPTION. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Maine Business Corporation Act (the "MBCA"), on the Closing Date and prior to the Effective Time, the Principal Stockholder will cause the Company to, and the Company will, redeem (the "REDEMPTION") from all or certain of the Stockholders whose names are listed on SCHEDULE 3 attached hereto under the heading "Redeemed Stockholders" (the "REDEEMED STOCKHOLDERS") an aggregate number of issued and outstanding shares of Company Stock then held by such Redeemed Stockholders equal to (i) the after-Tax proceeds of the liquidation of Investment Securities provided for in Section 7.1.17 divided by (ii) the Per Share Closing Merger Consideration (the quotient of clause (i) divided by clause (ii), the "REDEEMED SHARES"). The allocation of the Redeemed Shares among the Redeemed Stockholders will be determined by the Stockholders' Representative with the consent of Parent (which will not be unreasonably withheld), on or before the date immediately preceding the Closing Date, and SCHEDULE 3 will be updated prior to the Closing upon such determination to reflect such allocation.

     2.2. THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the MBCA, at the Effective Time, Merger Sub will be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (sometimes referred to herein as the "SURVIVING CORPORATION") and will succeed to and assume all of the rights and obligations of Merger Sub in accordance with the DGCL and the MBCA.

     2.3. CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing with the Delaware Secretary of State and the Maine Secretary of State a certificate of merger or articles of merger, in form reasonably satisfactory to the Company, Parent and Merger Sub, executed in accordance with the relevant provisions of the DGCL and MBCA and will make all other filings or recordings required under the DGCL and MBCA to effect the Merger. The "EFFECTIVE TIME" as that term is used in this Agreement will mean the effective time set forth in the certified copy of the certificate of merger or articles of merger issued by the Maine Secretary of State and the Delaware Secretary of State with respect to the Merger.

     2.4. EFFECTS OF THE MERGER. The Merger will have the effects set forth in the DGCL and the MBCA.

     2.5. ARTICLES OF INCORPORATION; BY-LAWS. The Articles of Incorporation and By-laws of the Company, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation and By-laws of the Surviving Corporation and thereafter will continue to be its Articles of Incorporation and By-Laws until amended as provided therein and under the MBCA.

     2.6. DIRECTORS AND OFFICERS. The director of Merger Sub immediately prior to the Effective Time will be the initial director of the Surviving Corporation, to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation until his successor is duly elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, each to hold office until their respective successors are duly elected or appointed and qualified.

     2.7. PAYMENT OF REDEMPTION AMOUNT; DELIVERY OF REDEEMED SHARES. (a) Subject to adjustment in accordance with Sections 2.16, 2.17 and 2.18, on the Closing Date and prior to the Effective Time, in consideration of the Redemption (including the delivery of the Redeemed Shares pursuant to Section 2.7(b)), the Principal Stockholder will cause the Company to, and the Company will, pay to the Stockholders' Representative (for the benefit of the Redeemed Stockholders), by wire transfer in immediately available funds, an amount equal to the product of the aggregate number of Redeemed Shares and the Per Share Closing Merger

Consideration (such product, the "REDEMPTION AMOUNT") as follows: (i) an amount equal to the Redemption Amount less the percentage of the Escrow Amount equal to the percentage that the number of Redeemed Shares bears to the aggregate number of shares of Company Stock issued and outstanding immediately prior to the consummation of the Redemption (the "REDEMPTION ESCROW AMOUNT") to one account designated in writing by the Stockholders' Representative for the benefit of the Redeemed Stockholders and (ii) the Redemption Escrow Amount to one account (the "ESCROW ACCOUNT") designated in writing by the escrow agent (the "ESCROW AGENT") appointed pursuant to the terms and conditions of the Escrow Agreement to be held in escrow pursuant to the terms and conditions of such Escrow Agreement.

     (b) Simultaneously with payment of the Redemption Amount pursuant to
Section 2.7(a), the Stockholders' Representative will cause the Redeemed Stockholders to deliver to Parent stock certificates representing an aggregate number shares of Company Stock equal to the Redeemed Shares. Such stock certificates will be duly endorsed (or accompanied by stock powers duly endorsed) for transfer to the Company with all necessary transfer Tax and other revenue stamps, acquired at the Redeemed Stockholders' expense, affixed and canceled. The Redeemed Stockholders will cover any deficiencies with respect to the endorsement of the certificates representing the Redeemed Shares and with respect to the stock powers accompanying such certificates. The Redeemed Shares will be retired upon the redemption thereof.

     2.8. CONVERSION OF SECURITIES; MERGER CONSIDERATION. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or their respective shareholders (including, without limitation, the Stockholders):

     (a) Each share of Company Stock issued and outstanding after consummation of the Redemption and immediately prior to the Effective Time as set forth on
SCHEDULE 3 attached hereto under the heading "Other Stockholders" opposite each Person's name thereon will be converted into the right to receive, in cash, an amount per share of Company Stock equal to (i)(A) $31.8 million PLUS (B) the Estimated Closing Working Capital Balance PLUS (C) the New Capital Equipment Aggregate Purchase Price (the aggregate of (A) PLUS (B), PLUS (C), the "AGGREGATE CLOSING MERGER CONSIDERATION") DIVIDED BY (ii) the number of shares of Company Stock issued and outstanding after consummation of the Redemption and immediately prior to the Effective Time.

     (b) As of the Effective Time, all Company Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any shares of Company Stock will cease to have any rights with respect thereto, except the right to receive such holder's appropriate portion of the Aggregate Closing Merger Consideration as set forth in Section 2.8(a), upon surrender of such certificate in accordance with Section 2.8(d).

     (c) Each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time will be canceled and extinguished at the Effective Time without any conversion thereof and no payment will be made with respect thereto.

     (d) At the Effective Time, each Stockholder will be entitled, upon surrender to Parent of such Stockholder's certificates representing shares of Company Stock, to receive in exchange therefor an amount equal to the Per Share Closing Merger Consideration (as adjusted in accordance with Sections 2.16, 2.17 and 2.18) MULTIPLIED BY the number of shares of Company Stock set forth opposite such Stockholder's name on SCHEDULE 3 under the heading "Other Stockholders".

     (e) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation which as of the Effective Time will constitute all of the issued and outstanding shares of the Surviving Corporation.

     2.9. CLOSING OF TRANSFER RECORDS. After the close of business on the Closing Date, transfers of Company Stock outstanding prior to the Effective Time will not be made on the stock transfer books of the Surviving Corporation.

     2.10. PAYMENT OF AGGREGATE CLOSING MERGER CONSIDERATION. Subject to adjustment in accordance with Sections 2.16, 2.17 and 2.18, payment of the Aggregate Closing Merger Consideration will be made in immediately available funds by wire transfer at Closing as follows: (a) an amount equal to the Aggregate Closing Merger Consideration less the excess of the Escrow Amount over the Redemption Escrow Amount (the "MERGER ESCROW AMOUNT") to the account designated pursuant to Section 2.7(a)(i) and (b) the Merger Escrow Amount to the account designated pursuant to the terms of Section 2.7(a)(ii) to be held in escrow pursuant to the terms and conditions of such Escrow Agreement.

     2.11. INDEMNIFICATION. The Stockholders' Representative will indemnify and hold Parent harmless from any claim of any Stockholder arising out of the alleged misapplication of any sums paid by Parent to the Stockholders' Representative under this Agreement.

     2.12. ESTIMATED CLOSING WORKING CAPITAL BALANCE. Not less than two Business Days prior to the Closing Date, the Company and Parent will prepare and agree on, an estimate of the Closing Working Capital Balance (the "ESTIMATED CLOSING WORKING CAPITAL BALANCE") determined in accordance with the second sentence of
Section 2.16(a), as if it were the actual Closing Working Capital Balance, but based upon the Company's and Parent's review of monthly financial information then available and inquiries of personnel responsible for the preparation of the financial information relating to the Company in the ordinary course.

     2.13. CLOSING. The closing of the Merger (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue located at 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York time as soon as possible after the date hereof but in no event later than ten Business Days after the satisfaction or waiver of the conditions to Closing (the date on which the Closing occurs is herein referred to as the "CLOSING DATE"). The Closing will be effective at 11:59 p.m. on the Closing Date. The Principal Stockholder and the Company will also deliver or cause to be delivered the other agreements, instruments and certificates provided for in Article VII.

     2.14. MBCA SECTION 909.4. The parties agree and acknowledge that Section
909.4 of the MBCA will not be construed to impose liability on any Stockholder other than the Principal Stockholder for the failure of any representation and warranty made hereunder to be true and correct on the date hereof and at the Closing.

     2.15. PROCEEDINGS. Except as otherwise specifically provided for herein or in SCHEDULE 2.15, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing Date will be deemed to have been taken and executed simultaneously, and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

     2.16. POST-CLOSING ADJUSTMENT. (a) As soon as practicable (and in no event later than 60 days after the Closing), Parent will prepare and deliver or cause to be prepared and delivered to the Stockholders' Representative a balance sheet of the Company as of the close of business on the Closing Date (the "CLOSING DATE BALANCE SHEET") without giving effect to the transactions described in this Agreement to be consummated at the Closing and a proposed statement of net working capital of the Company as of the Closing Date (the "CLOSING WORKING CAPITAL BALANCE STATEMENT"). The Closing Date Balance Sheet and the Closing Working Capital Balance Statement (i) will reflect, respectively, the financial position of the Company and the components and calculation of net working capital of the Company in each case as of the Closing Date; (ii) will be prepared and determined in accordance with GAAP, on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Audited Balance Sheet (the "1997 BALANCE SHEET PRINCIPLES"); and (iii) will be adjusted in accordance with the methodology set forth in EXHIBIT E attached hereto (the "REFERENCE WORKING CAPITAL STATEMENT"). The net working capital of the Company as of the Closing Date determined in accordance with this Section 2.16, including the adjustments set forth in the Reference Working Capital Statement, is referred to herein as the "CLOSING WORKING CAPITAL BALANCE." To the extent of any inconsistency between the methodology disclosed in the Reference Working Capital Statement and the 1997 Balance Sheet Principles, the terms of the Reference Working Capital Statement will govern.

     (b) If, within 30 days after the date of Parent's delivery of the Closing Date Balance Sheet and the Closing Working Capital Balance Statement, the Stockholders' Representative determines in good faith that the Closing Date Balance Sheet and the Closing Working Capital Balance Statement have not been prepared and determined in accordance with this Agreement, the Stockholders' Representative will give written notice to Parent within such 30 day period (i) setting forth the Stockholders' Representative's proposed changes to the Closing Date Balance Sheet as prepared by Parent and the determination by the Stockholders' Representative of the Closing Working Capital Balance and (ii) specifying in detail the Stockholders' Representative's basis for disagreement with Parent's preparation and determination of the Closing Date Balance Sheet and the Closing Working Capital Balance. The failure by the Stockholders' Representative to so express disagreement and provide such specification within such 30 day period will constitute the acceptance of Parent's preparation of the Closing Date Balance Sheet and the computation of the Closing Working Capital Balance. If Parent and the Stockholders' Representative are unable to resolve any disagreement between them with respect to the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance within 30 days after the giving of notice by the Stockholders' Representative to Parent of such disagreement, the items in dispute will be referred for determination to Price Waterhouse Coopers, L.L.P. (the "ACCOUNTANTS") as promptly as practicable, but not later than five days after the expiration of such 30 day period. Parent and the Stockholders' Representative will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter (but in no event later than 30 days after the submission to the Accountants of the notice of disagreement referred to in the immediately preceding sentence), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute (but only those items in dispute), which determination will be (A) in writing, (B) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), (C) made in accordance with this Agreement (including the Reference Working Capital Statement), and (D) conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items reflected in the Closing Date Balance Sheet and the Closing Working Capital Balance Statement delivered by Parent in order for the Closing Working Capital Balance to be determined in accordance with the provisions of this Agreement (including the Reference Working Capital Statement), or (ii) a Closing Working Capital Balance that is not equal to one of, or between, the Closing Working Capital Balance as determined by the Stockholders' Representative and as determined by Parent. The fees and expenses of the Accountants will be paid by the party whose last written settlement offer related to all items in dispute, in the aggregate, submitted to the Accountants upon the referral of the matter to the Accountants in accordance with this Section 2.16(b) (each, a "LAST OFFER") varies by the greatest absolute amount from the determination by the Accountants of all such disputed items. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer (other than the Last Offer) made by any party.

     (c) During the period that the Stockholders' Representative's advisors and personnel are conducting their review of Parent's preparation of the Closing Date Balance Sheet and determination of the Closing Working Capital Balance, the Stockholders' Representative and his representatives will have reasonable access during normal business hours to the work papers, prepared by or on behalf of Parent and its representatives in connection with Parent's preparation of the Closing Working Capital Balance Statement and determination of the Closing Working Capital Balance; PROVIDED, HOWEVER, that the Stockholders' Representative will conduct such review in a manner that does not unreasonably interfere with the conduct of the business of the Company or result in substantial out-of-pocket costs to Parent. To the extent any such work papers are in the control of the Stockholders' Representative after the Closing, the Stockholders' Representative will grant Parent and its representatives reciprocal access rights for the purpose of finalizing the preparation of the Closing Date Balance Sheet and the determination of the Closing Working Capital Balance. The Stockholders' Representative and Parent agree in good faith to use all reasonable efforts to provide such information and access described in this
Section 2.16(c).

     2.17. 1998 FISCAL YEAR-END ADJUSTMENT. (a) As soon as practicable (and in no event later than 90 days after the end of the Surviving Corporation's Fiscal Year ended 1998), Parent shall prepare and deliver to the Stockholders' Representative a statement of the Surviving

Corporation's Consolidated EBITDA for the Fiscal Year ended 1998 (the "EBITDA STATEMENT"), prepared in accordance with GAAP and the 1997 Balance Sheet Principles.

     (b) If within 30 days after the date of the Parent's delivery of the EBITDA Statement, the Stockholders' Representative determines in good faith that the EBITDA Statement and Consolidated EBITDA for the Fiscal Year ended 1998 has not been prepared and determined in accordance with this Agreement, the Stockholders' Representative will give written notice to Parent within such 30 day period (i) setting forth the Stockholders' Representative's proposed changes to the EBITDA Statement and (ii) specifying in detail the Stockholders' Representative's basis for disagreement with the preparation of the EBITDA Statement and the determination of Consolidated EBITDA for the Fiscal Year ended 1998. The failure by the Stockholders' Representative to so express disagreement and provide such specification within such 30 day period will constitute the acceptance of the preparation of the EBITDA Statement and the determination of Consolidated EBITDA for the Fiscal Year ended 1998. If Parent and the Stockholders' Representative are unable to resolve any disagreement between them with respect to the preparation of the EBITDA Statement and the determination of Consolidated EBITDA for the Fiscal Year ended 1998 within 30 days after the giving of notice by the Stockholders' Representative to Parent of such disagreement, the items in dispute will be referred for determination to the Accountants as promptly as practicable, but not later than five days after the expiration of such 30 day period. Parent and the Stockholders' Representative will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter (but in no event later than 30 days after the submission to the Accountants of the notice of disagreement referred to in the immediately preceding sentence), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute (but only those items in dispute), which determination will be (A) in writing, (B) furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), (C) made in accordance with this Agreement, and (D) conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items reflected in the EBITDA Statement delivered by Parent in order for the Consolidated EBITDA for the Fiscal Year ended 1998 to be determined in accordance with the provisions of this Agreement, or (ii) a Consolidated EBITDA for the Fiscal Year ended 1998 that is not equal to one of, or between, the Consolidated EBITDA for the Fiscal Year ended 1998 as determined by the Stockholders' Representative and as determined by Parent. The fees and expenses of the Accountants will be paid by the party whose Last Offer varies by the greatest absolute amount from the determination by the Accountants of all such disputed items. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer (other than the Last Offer) made by any party.

     (c) During the period that the Stockholders' Representative's advisors and personnel are conducting their review of Parent's preparation of the EBITDA Statement, the Stockholders' Representative and his representatives will have reasonable access during normal business hours to the work papers, prepared by or on behalf of Parent and its representatives in connection with Parent's preparation of the EBITDA Statement; PROVIDED, HOWEVER, that the Stockholders' Representative will conduct such review in a manner that does not unreasonably interfere with the conduct of the business of Parent or the Surviving Corporation or result in substantial out-of-pocket costs to the Surviving Corporation. The Stockholders' Representative and Parent agree in good faith to use all reasonable efforts to provide such information and access described in this Section 2.17(c).

     2.18. ADJUSTMENTS TO CLOSING PAYMENTS. (a) Upon the final determination of the Closing Working Capital Balance, the parties shall make the following adjustments:

     (i) If the Closing Working Capital Balance exceeds the Estimated Closing Working Capital Balance, then the Aggregate Consideration will be increased (and the Per Share Closing Merger Consideration will be increased accordingly) by, and Parent shall pay to the Stockholders' Representative (for the benefit of the Stockholders) the amount of such difference.

     (ii) If the Closing Working Capital Balance is less than the Estimated Closing Working Capital Balance, then the Aggregate Consideration will be decreased (and the Per Share Closing Merger Consideration will be decreased accordingly) by, and Parent will be entitled to receive from the Escrow Agent in accordance with the terms of the Escrow Agreement, the amount of such difference, up to the then available Escrow Amount. In the event the sum of the Closing Working Capital Balance and the then available Escrow Amount is less than the Estimated Closing Working Capital Balance, the Aggregate Consideration will be further decreased (and the Per Share Closing Merger Consideration will be decreased accordingly) by, and the Principal Stockholder will pay to Parent, the amount of such difference.

     (b) Upon the final determination of Consolidated EBITDA for the Fiscal Year ended 1998, the parties will make the following adjustment: if the Consolidated EBITDA for the Fiscal Year ended 1998 is less than $7.0 million, then the Aggregate Consideration will be decreased (and the Per Share Closing Merger Consideration will be decreased accordingly) by, and Parent will be entitled to receive from the Escrow Agent in accordance with the terms of the Escrow Agreement, an amount (the "EBITDA ADJUSTMENT") equal to (A) 5.2 MULTIPLIED BY
(B) the difference between (i) Consolidated EBITDA for the Fiscal Year ended 1998 and (ii) $7.0 million, up to a maximum of $3.0 million. In the event the EBITDA Adjustment exceeds the amount then available in the Escrow Account, then the Aggregate Consideration will be further decreased (and the Per Share Closing Merger Consideration will be decreased accordingly) by, and the Principal Stockholder will pay to Parent, the amount of such difference.

     (c) Any payment in respect of an adjustment required to be made under Paragraph (a) or Paragraph (b) of this Section 2.18 will be made by Parent or, the Principal Stockholder, as applicable, in cash by wire transfer in immediately available funds to one account specified by Parent or the Stockholders' Representative (for the benefit of the Stockholders), as applicable, in writing, prior to the date such payment is required to be made hereunder. Such payment will be made on such of the following dates as may be applicable: (i) if the Stockholders' Representative shall have not objected to the preparation of the Closing Date Balance Sheet, the determination of the Closing Working Capital Balance or the determination of Consolidated EBITDA for the Fiscal Year ended 1998, as applicable, the earlier of (A) 30 days after delivery to the Stockholders' Representative of the Closing Date Balance Sheet, the Closing Working Capital Balance Statement or the EBITDA Statement or (B) five days after the Stockholders' Representative has indicated that he has no objections to the preparation of the Closing Date Balance Sheet, the determination of the Closing Working Capital Balance or the determination of Consolidated EBITDA for the Fiscal Year ended 1998, as applicable, or (ii) if the Stockholders' Representative shall have objected to the preparation of the Closing Date Balance Sheet, the determination of the Closing Working Capital Balance by Parent or the determination of Consolidated EBITDA for the Fiscal Year ended 1998, as applicable, within five days following final agreement or decision with respect to the Closing Date Balance Sheet, the Closing Working Capital Balance or the determination of Consolidated EBITDA for the Fiscal Year ended 1998, as applicable, as provided in Section 2.16, Section
2.17 and this Section 2.18.


                       III. REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER

     3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER. The Principal Stockholder and the Company jointly and severally represent and warrant to Parent and Merger Sub as of the date hereof and the Closing as follows:

     3.1.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and by-laws of the Company.

     3.1.2. CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it will be a party at the Closing or thereafter in accordance with the terms hereof are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been and each of the Ancillary Agreements to which the Company will be a party at the Closing or thereafter in accordance with the terms hereof will have been duly executed and delivered by the Company and constitute and will constitute at the Closing or when executed and delivered thereafter valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     3.1.3. GOVERNMENTAL AUTHORIZATION. Except for the filing of the certificates of merger and except as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party at the Closing require no action by or in respect of, or filing with, any Governmental Authorities.

     3.1.4. NON-CONTRAVENTION; CONSENTS. Except as disclosed on SCHEDULE 3.1.4, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which the Company will be a party at the Closing will not (a) violate the articles of incorporation or by-laws or comparable organizational documents of the Company or any Subsidiary, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of the Company or any licenses to which the Company is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of, the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under any agreement or other instrument binding upon, the Company or such Subsidiary or any license, franchise, permit or other similar authorization held by the Company or such Subsidiary, or (e) result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except in the case of clauses (c), (d) and (e) for such filings, permits, consents, approvals or notices and violations, breaches, conflicts and Liens which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     3.1.5. CAPITALIZATION; OWNERSHIP OF COMPANY STOCK. (a) Immediately prior to the date hereof, the authorized, issued and outstanding capital of the Company will be as set forth on SCHEDULE 3.1.5(a)(i); immediately prior to the consummation of the Redemption, the authorized, issued and outstanding capital of the Company will be as set forth on SCHEDULE 3.1.5(a)(ii); and after consummation of the Redemption and immediately prior to the Effective Time, the authorized, issued and outstanding capital of the Company will be as set forth on SCHEDULE 3.1.5(a)(iii). The Company Stock to be redeemed by the Company hereunder and acquired by Parent in the Merger is on the date hereof, and will be at the Closing, duly authorized, validly issued, fully-paid, nonassessable and free and clear of any Lien or other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of, such shares, subject to applicable securities laws). The number of such shares of Company Stock set forth opposite each such Stockholder's name on SCHEDULES 3.1.5(a), 3.1.5(a)(ii) and 3.1.5(a)(iii) are, and will be at the times set forth on such Schedules, owned beneficially and of record by each such Stockholder. Each such Stockholder has on the date hereof, and will have at the times set forth on SCHEDULES 3.1.5(a)(i), 3.1.5(a)(ii) and 3.1.5(a)(iii) the full legal right, power and authority to vote, sell, assign, transfer and convey the shares of the Company Stock set forth opposite such Stockholder's name on such Schedules.

     (b) Except as disclosed in SCHEDULE 3.1.5(b), there are no outstanding (i) shares of capital stock or other securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, other securities or securities convertible into or exchangeable for capital stock or other securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). Except as disclosed in SCHEDULE 3.1.5(b), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

     3.1.6. SUBSIDIARIES. (a) Each Subsidiary is a corporation duly incorporated or otherwise formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to carry on its business as now conducted, is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and by-laws of each Subsidiary, or, in the case of Subsidiaries which are not corporations, other formation documents of each of the Subsidiaries as currently in effect. All Subsidiaries, their respective jurisdictions of incorporation and their respective numbers of authorized and outstanding shares of capital stock or other ownership interests are disclosed in SCHEDULE 3.1.6(a).

     (b) Except as disclosed in SCHEDULE 3.1.6(b), all of the outstanding capital stock of, or other securities or ownership interests in, each Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other securities or ownership interests). Except as disclosed in
SCHEDULE 3.1.6(b), there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other securities or ownership interests in any Subsidiary or (ii) options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock or other securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "SUBSIDIARY SECURITIES"). Except as disclosed in SCHEDULE 3.1.6(b), there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Subsidiary Securities.

     (c) Except as disclosed in SCHEDULE 3.1.6(c) and except for the interests of the Company in the Subsidiaries and investments reflected in the Interim Financial Statements, neither the Company nor any Subsidiary owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     3.1.7. FINANCIAL STATEMENTS; BOOKS AND RECORDS. (a) The Company has heretofore furnished Parent the Audited Statements. The Audited Statements, including the footnotes thereto, have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and the Subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods indicated.

     (b) The Company has also heretofore furnished Parent the Interim Financial Statements. The Interim Financial Statements have been prepared in accordance with GAAP (except for normal year-end adjustments and the absence of notes to such financial statements, which, in each case, would not be material) and on a basis consistent with the 1997 Balance Sheet Principles. The Interim Financial Statements fairly represent in all material respects the financial position of the Company and the Subsidiaries at the date thereof and the results of the operations of the Company and the Subsidiaries for the period indicated.

     (c) There have been no changes in the Company's or any Subsidiary's reserve or accrual amounts or policies from March 31, 1998.

     (d) The books of account, minute books, stock record books, and other records of the Company and the Subsidiaries, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether or not the Company and the Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company and the Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Boards of Directors of the Company and the Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     3.1.8. NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company or any Subsidiary or any facts or circumstances which could give rise to liabilities of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities fully provided for in the Interim Financial Statements; (b) liabilities specifically disclosed on SCHEDULE
3.1.8 or SCHEDULE 3.1.10; and (c) other undisclosed liabilities incurred since the Balance Sheet Date in the ordinary course of business which, individually or in the aggregate, could not have a Material Adverse Effect.

     3.1.9. INTERCOMPANY ACCOUNTS. SCHEDULE 3.1.9 contains a complete list of all intercompany balances as of August 31, 1998 between any Family Stockholder or, to the knowledge of the Company and the Principal Stockholder, any Unaffiliated Stockholder, or an Affiliate of any such Stockholder, on the one hand, and the Company and the Subsidiaries, on the other hand. Other than (a) as disclosed on SCHEDULE 3.1.9 and (b) compensation paid in the ordinary course consistent with past practice, since such date, there has not been any accrual of liability by the Company or any Subsidiary to any Family Stockholder or, to the knowledge of the Company and the Principal Stockholder, any Unaffiliated Stockholder, or any such Stockholder's Affiliates or other transaction between the Company or any Subsidiary and any such Stockholder and such Stockholder's Affiliates or any action taken (other than this Agreement) which could reasonably be expected to result in any such accrual, or the incurrence of any legal or financial obligation to any such Person, after August 31, 1998.

     3.1.10. TAX MATTERS. (a) Except as disclosed in SCHEDULE 3.1.10(a):

          (i) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company or any Subsidiary (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable laws;

          (ii) The Returns correctly reflected in all material respects, the facts regarding the income, business, assets, operations, and activities and status of the Company and its Subsidiaries;

          (iii) All Taxes owed by the Company and the Subsidiaries (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

          (iv) Any reserves established for Taxes with respect to the Company and its Subsidiaries for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company and its Subsidiaries (excluding any provision for deferred income taxes) are adequate in accordance with GAAP;

          (v) Neither the Company nor any Subsidiary is delinquent in the payment of any Tax and neither the Company nor any Subsidiary has requested any extension of time within which to file any Return except for extensions granted as a matter of right;

          (vi) The Company (or any member of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member) has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

          (vii) There is no action, suit or proceeding now pending and no claim, audit or investigation now pending of which the Company is aware or, to the knowledge of the Company, any action, suit, claim, audit or investigation threatened against or with respect to the Company or any Subsidiary in respect of any Tax;

          (viii) The Company does not own any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

          (ix) Neither the Company, the Subsidiaries nor any other Person on behalf of the Company has entered into any agreement or consent pursuant to
     Section 341(f) of the Code;

          (x) There are no Liens for Taxes upon the assets of the Company or any Subsidiary, except Liens for current Taxes not yet due;

          (xi) Neither the Company nor any Subsidiary will be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Company or any Subsidiary for any Pre-Closing Tax Period; and

          (xii) Neither the Company nor any Subsidiary has been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss of the Company or any Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person.

     (b) SCHEDULE 3.1.10(b) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax imposed on overall net income is properly payable by the Company and any Subsidiary.

     3.1.11. ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 3.1.11, since the Balance Sheet Date, there has not been any event, occurrence, development, circumstances or state of facts which (a) has had or which could reasonably be expected to have a Material Adverse Effect or (b) would have constituted a violation of any covenant of the Principal Stockholder or the Company hereunder (including Section 5.1) had such covenant applied to either of them since the Balance Sheet Date.

     3.1.12. CONTRACTS. (a) Except as specifically disclosed in SCHEDULE 3.1.12(a), neither the Company nor any Subsidiary is a party to or bound by any of the following (whether written or oral):

          (i) any lease (whether of real or personal property) providing for annual rentals of $25,000 or more;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (including in terms of quantity and dollar amount) that provides for either (A) annual payments by the Company or any Subsidiary of $25,000 or more or (B) aggregate payments by the Company or any Subsidiary of $50,000 or more;

          (iii) any sales, distribution or other similar agreement providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company or any Subsidiary of $25,000 or more or (B) aggregate payments to the Company or any Subsidiary of $50,000 or more;

          (iv) any partnership, joint venture or other similar agreement or arrangement;

          (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

          (vi) any agreement relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset);

          (vii) any license, franchise or similar agreement;

          (viii) any agency, dealer, sales representative, marketing or other similar agreement;

          (ix) any agreement that substantially limits the freedom of the Company or any Subsidiary to compete in any line of business, geographic area or with any Person or which would so limit the freedom of the Company or any Subsidiary after the Closing Date;

          (x) any agreement with (A) any Stockholder or any of such Stockholder's Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any Stockholder's Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Stockholder or any of such Stockholder's Affiliates, (D) any director or officer of a Stockholder's Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such director or officer, or (E) any director or officer of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or officer;

          (xi) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of capital stock of the Company or any Subsidiary;

          (xii) any management service, consulting or any other similar type of contract;

          (xiii) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company other than in the ordinary course of business consistent with past practice;

          (xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof and entered into or adopted by the Company or any Subsidiary, on the one hand, and any director or officer of the Company or any Subsidiary or any other employee of the Company or any Subsidiary receiving annual compensation of $50,000 or more, on the other hand; or

          (xv) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company or any Subsidiary.

     (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in SCHEDULE 3.1.12(a) or any other Schedule to this Agreement or required to be disclosed pursuant to this Section is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and is in full force and effect, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and none of the Company or the Principal Stockholder, the Family Stockholders, or, to the knowledge of the Principal Stockholder, any Unaffiliated Stockholders or any other party thereto, is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. To the knowledge of the Company and the Principal Stockholder, there is no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time, or the happening of any other event or condition, could become a material default or event of default thereunder.

     (c) SCHEDULE 3.1.12(c) sets forth every grant by the Company in the past three years of any severance or termination pay to any employee of the Company or any Subsidiary receiving annual compensation of $50,000 or more, or any director or officer of the Company or any Subsidiary.

     3.1.13. INSURANCE COVERAGE. The Company has furnished to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, operations, employees, officers and directors of the Company and its Subsidiaries. There is no material claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries have complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect and are disclosed in SCHEDULE
3.1.13. Such policies of insurance and bonds are of the type and in amounts deemed by the management of the Company to be sufficient. The Company does not know of any threatened termination of, or premium increase with respect to, any of such policies or bonds. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of the Company with its insurers or the premiums payable pursuant to such policies.

     3.1.14. LITIGATION. Except as disclosed in SCHEDULE 3.1.14, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the Company and the Principal Stockholder, threatened, against or affecting the Company, any Subsidiary, the Principal Stockholder, the Family Stockholders or, to the knowledge of the Company and the Principal Stockholder, any Unaffiliated Stockholders, or any of their respective properties before any court or arbitrator or any Governmental Authorities which, if determined or resolved adversely to any of them, could reasonably be expected to, individually or when considered together with all other such matters, (a) materially and adversely affect the right or ability of the Company or any Subsidiary to carry on its business as now conducted, (b) have a Material Adverse Effect, or (c) which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement and the Ancillary Agreements to which it will be party at Closing; and none of the Company, the Subsidiaries or the Principal Stockholder knows of any valid basis for any such action, proceeding or investigation.

     3.1.15. COMPLIANCE WITH LAWS; PERMITS. (a) Except as disclosed in SCHEDULE 3.1.15(a), neither the Company nor any Subsidiary is and neither the Company nor any Subsidiary has been since the Balance Sheet Date in violation of any applicable Law or Order, except for such violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (b) SCHEDULE 3.1.15(b) sets forth a list of each government or regulatory license, authorization, permit, consent and approval held by the Company and its Subsidiaries, issued and held in respect of the Company and its Subsidiaries or required to be so issued and held to carry on the business of the Company and its Subsidiaries as currently conducted. Except as disclosed in SCHEDULE 3.1.15(b), each such license, authorization, permit, consent and approval is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. Neither the Company nor any Subsidiary is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any material license, franchise, permit, consent or approval or similar authorization held by the Company and its Subsidiaries.

     3.1.16. PROPERTIES; SUFFICIENCY OF ASSETS. (a) Except as disclosed in
SCHEDULE 3.1.16(a) and except for inventory disposed of in the ordinary course of business, the Company and its Subsidiaries have good title to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected in the Audited Balance Sheet or acquired after the Balance Sheet Date, including the New Capital Equipment. None of such property or assets is subject to any Liens, except for (i) Liens disclosed in the Audited Balance Sheet; (ii) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Audited Balance Sheet); (iii) and Permitted Liens.

     (b) SCHEDULE 3.1.16(b) sets forth a list of all real property assets owned or leased by the Company and its Subsidiaries ("REAL PROPERTY"). All such leases of real property are valid, binding and enforceable in accordance with their respective terms and the Company and its Subsidiaries is a tenant or possessor in good standing thereunder and all rents due under such leases have been paid. There does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default, except for such defaults that have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in peaceful and undisturbed possession of the space and/or estate under each lease of which they are a tenant and have good and valid rights of ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes. Neither the Company, any Subsidiary nor the Principal Stockholder has received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to the Company's, each Subsidiary's and the Principal Stockholder's knowledge, no such proceeding has been threatened or commenced.

     (c) The assets owned or leased by the Company or any Subsidiary (including, real, personal, tangible and intangible property), or which they otherwise have the right to use (including, real, personal, tangible and intangible property), constitute all of the assets held for use or used in connection with the businesses of the Company and its Subsidiaries and are, generally in good operating condition and repair (normal wear and tear excepted) and are adequate to conduct such businesses as currently conducted.

     3.1.17. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.1.17(a) sets forth a list of all Intellectual Property Rights and all material licenses, sublicenses and other written agreements as to which the Company, its Subsidiaries or any of their Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

     (b) Except as disclosed in SCHEDULE 3.1.17(b):

          (i) Neither the Company nor any Subsidiary has since January 1, 1993, been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that is either pending or, to the knowledge of the Company, the Subsidiaries or the Principal Stockholder, threatened that, in either case, has not been finally terminated prior to the date hereof and that involves a claim of infringement by the Company or any Subsidiary of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right of any other Person or continuing infringement by any other Person of any Intellectual Property Rights and the Company has no knowledge of any basis for such claim of infringement, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights;

          (ii) No Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person;

          (iii) Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other Person against any charge of infringement of any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how or any other similar type of proprietary intellectual property right; and

          (iv) There are no processes or formulae, research or development results or other know-how of the Company or Subsidiary, the value of which to the Company or any Subsidiary is contingent upon maintenance of the confidentiality thereof.

     3.1.18. ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE 3.1.18:

          (i) Constituents of Concern have not been generated, recycled, used, treated or stored on, transported to or from, or released or disposed on, the Company Property or, to the knowledge of the Company and the Principal Stockholder, any property adjoining or adjacent except in compliance with Environmental Laws;

          (ii) Except as could not individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries are in compliance with Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Company Property;

          (iii) There are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company, the Subsidiaries or any Company Property;

          (iv) There are no facts, circumstances, conditions or occurrences regarding the Company's or any Subsidiary's past or present business or operations or any Company Property, or to the knowledge of the Company, the Subsidiaries and the Principal Stockholder, any property adjoining any Company Property, that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company, or any of the Company Property or assets, or (ii) to cause any such current Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law;

          (v) There are not now and, to the knowledge of the Company, the Subsidiaries and the Principal Stockholder, there have never been any underground storage tanks or sumps located on any Company Property or, to the knowledge of the Company and the Principal Stockholder, located on any property that adjoins or is adjacent to any Company Property;

          (vi) Neither the Company, any Subsidiary nor any Company Property is listed or proposed for listing on the National Priorities List under CERCLA, or CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up;

          (vii) There are no Environmental Permits that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

          (viii) Neither the Company nor any of its Subsidiaries has any liability under any Environmental Law (including an obligation to remediate any Environmental Condition whether caused by the Company or any other Person) which could reasonably be expected to have a Material Adverse Effect.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis commenced or conducted by or on behalf of the Company or any Subsidiary (or by a third party of which the Company or the Principal Stockholder has knowledge) in relation to the current or prior business of the Company or any Subsidiary, or any property or facility currently or, to the knowledge of the Company or the Principal Stockholder, previously owned or leased by the Company or any Subsidiary, which has not been disclosed or delivered to Parent prior to the date hereof.

     (c) Neither the Company nor any Subsidiary owns or leases or has owned or leased any property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

     (d) For purposes of this Section, the terms "Company" (including the use of such terms in the term "Company Property") will include any entity which is, in whole or in part, a predecessor of the Company.

     3.1.19. PLANS AND MATERIAL DOCUMENTS. (a) SCHEDULE 3.1.19(a) sets forth a list of all employee benefit plans (as defined in Section 3(3) of ERISA), and all other employee benefit plans, programs, arrangements, contracts or schemes, written or oral, statutory or contractual, with respect to which the Company, a Subsidiary or any ERISA Affiliate has or has had in the six years preceding the date hereof any obligation or liability or which are or were in the six years preceding the date hereof maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate (collectively, the "PLANS"). With respect to each employee pension benefit plan subject to ERISA, the Company has delivered to Parent a true and complete copy of each such Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, and (iii) the most recently filed IRS Form 5500 for each such Plan, if any. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, to create, incur liability with respect to or cause to exist any employee benefit plan or to modify any Plan, other than as required by law.

     (b) Except as disclosed in SCHEDULE 3.1.19(b), none of the Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or
Section 412 of the Code. None of the Plans is (i) a "multiemployer plan" as defined in Section 3(37) of ERISA, (ii) a plan or arrangement described under
Section 4(b)(5) or 401(a)(1) of ERISA, or (iii) a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. Except as disclosed in
SCHEDULE 3.1.19(b), (A) none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person, and
(B) none of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer or director of the Company. Except as disclosed in SCHEDULE 3.1.19(b), each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

     (c) Except as disclosed in SCHEDULE 3.1.19(c), each Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable law, foreign and domestic, and the Company and the ERISA Affiliates have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Plan. No legal action, suit or claim is pending or, to the knowledge of the Company and the Principal Stockholder, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim.

     (d) Except as disclosed in SCHEDULE 3.1.19(d), each Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt, and no fact or event has occurred since the date of such determination letter to adversely affect the qualified or exempt status of any Plan or trust.

     (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any ERISA Affiliate has incurred any material liability for any excise tax arising under Section 4971, 4972, 4975, 4980 or 4980B of the Code and no fact or event exists which could give rise to such liability. Neither the Company nor any ERISA Affiliate has incurred any material liability relating to Title IV of ERISA (other than for the payment of premiums to the

Pension Benefit Guaranty Corporation), and no fact or event exists which could give rise to such liability.

     (f) All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Government Authorities, and no fact or event exists which could give rise to any such challenge or disallowance.

     (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any ERISA Affiliate thereof relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

     (h) Except as disclosed in SCHEDULE 3.1.19(h) or in this Agreement or the Ancillary Agreements, no employee or former employee of the Company or any ERISA Affiliate thereof will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     (i) Except as disclosed in SCHEDULE 3.1.19(i), no current or former employee of the Company or any ERISA Affiliate thereof holds any option to purchase shares of the Company.

     (j) None of the Plans promises or provides retiree health or life insurance benefits.

     3.1.20. INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
SCHEDULE 3.1.20, to the knowledge of the Company, no Stockholder, nor any other officer or director of the Company or any Subsidiary possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company or any Subsidiary. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities will not be deemed to be a financial interest for purposes of this Section 3.1.20.

     3.1.21. CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS; EMPLOYEE COMPENSATION; BONUSES. (a) The relationships of the Company and the Subsidiaries with its customers, suppliers and employees are good commercial working relationships and, except as disclosed in SCHEDULE 3.1.21(a), none of the Company's or the Subsidiaries' material customers or material suppliers or employees receiving annual compensation in excess of $50,000 has canceled, terminated or otherwise materially altered or notified the Company of any intention or otherwise threatened to cancel, terminate or materially alter its relationship with the Company effective prior to, as of, or within one year after, the Closing. As of the date hereof, there has not been, and the Company has no reason to believe that there will be, any change in relations with material customers, suppliers or employees of the Company as a result of the transactions contemplated by this Agreement.

     (b) SCHEDULE 3.1.21(b) lists (i) all employees of the Company and the Subsidiaries who receive annual compensation in excess of $50,000 and (ii) all bonuses and any other amounts to be paid by the Company or the Subsidiaries to employees of the Company and the Subsidiaries at or in connection with the Closing ("BONUSES").

     3.1.22. OTHER EMPLOYMENT MATTERS. (a) The Company is in material compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company; the Company is not a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company; to the knowledge of the Company and the Principal Stockholder, no representation question exists respecting employees of the Company; and, except as specifically set forth on SCHEDULE 3.1.22, no claim in respect of the employment of any employee has been asserted and is currently pending or, to the knowledge of the Company or the Principal Stockholder threatened, against the Company.

     (b) SCHEDULE 3.1.22 contains a complete and accurate list of the following information for each employee or director of the Company and its Subsidiaries, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the Balance Sheet Date: vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Plan of the Company or any of its Subsidiaries.

     (c) No former or current employee or current or former director of the Company or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affected, affects, or will affect (i) the performance of his duties as an employee or director of the Company or any of its Subsidiaries, or (ii) the ability of any of the Company or any of its Subsidiaries to conduct its respective business.

     (d) SCHEDULE 3.1.22 also contains a complete and accurate list of the following information for each retired employee or director of the Company and each of the Subsidiaries, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefits, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     3.1.23. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.1.23, all of the accounts receivable reflected on the Audited Balance Sheet (net of the reserves set forth on the Audited Balance Sheet) and all accounts receivable which have arisen since the Balance Sheet Date (net of any additional reserves established since the Balance Sheet Date in accordance with past practice, none of which is material) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such accounts receivable or by third parties and are fully collectible in the ordinary course of business without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected in the Audited Balance Sheet.

     3.1.24. INVENTORY. Except as set forth in SCHEDULE 3.1.24, all inventories reflected on the Audited Balance Sheet (net of the reserves set forth on the Audited Balance Sheet) and all inventories which have been acquired or produced since the Balance Sheet Date (net of any additional reserves established since the Balance Sheet Date in accordance with past practice, none of which is material) are in good condition, conform in all material respects with the applicable specifications and warranties of the Company, are not obsolete, and are useable or saleable in the ordinary course of business. The values at which such inventories are carried are in accordance with GAAP consistently applied. The amount and mix of items in the inventories of supplies, in-process and finished products are, and will be at the Closing Date, consistent with the past business practices of the Company.

     3.1.25. MILLENNIUM COMPLIANCE. SCHEDULE 3.1.25 describes the measures that have been implemented to determine the extent to which the computer systems used by the Company in its business (the "COMPUTER SYSTEMS") are not in Millennium Compliance, and the material details of any program undertaken with a view towards causing the Computer Systems to achieve Millennium Compliance.

     3.1.26. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Stockholders or the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

     3.2. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER. The Principal Stockholder represents and warrants, to Parent as of the date hereof and the Closing as follows:

     3.2.1. AUTHORITY; ENFORCEABILITY. The Principal Stockholder has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and each Ancillary Agreement to which the Principal Stockholder will be a party at the Closing, to consummate the transactions contemplated hereby and to perform his or its obligations hereunder. This Agreement has been and each of the Ancillary Agreements to which the Principal Stockholder will be a party at the Closing will have been, duly executed and delivered by the Principal Stockholder and are legal, valid and binding obligations of the Principal Stockholder enforceable against the Principal Stockholder in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     3.2.2. NO CONFLICTS. The execution and delivery of this Agreement and each Ancillary Agreement to which the Principal Stockholder will be a party at the Closing do not and will not at the Closing, and the consummation of the transactions contemplated hereby and compliance with the terms hereof do not and will not at the Closing, violate or conflict with in any respect or result in a breach under any contract, license, Order or Law applicable to the Principal Stockholder.

     3.2.3. NO CONSENTS. Except for the filing of the certificates of merger and except as may be required under the HSR Act, no consent of, approval or filing with, any court or other Person is required to be obtained or made by or with respect to the Principal Stockholder in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Principal Stockholder will be a party at the Closing or the consummation by the Principal Stockholder of the transactions contemplated hereby or thereby.

     3.2.4. OWNERSHIP OF SHARES; TITLE. The issued and outstanding shares of Company Stock set forth on SCHEDULE 3.2.4(i) are lawfully owned beneficially and of record by the Principal Stockholder immediately prior to the date hereof, free and clear of any Liens; the issued and outstanding shares of Company Stock set forth on SCHEDULE 3.2.4(ii) will be lawfully owned beneficially and of record by the Principal Stockholder immediately prior to the consummation of the Redemption, free and clear of any Liens; and the issued and outstanding shares of Company Stock set forth on SCHEDULE 3.2.4(iii) will be lawfully owned beneficially and of record by the Principal Stockholder after the consummation of the Redemption and immediately prior to the Effective Time, free and clear of any Liens. The Principal Stockholder has on the date hereof the full legal right, power and authority to vote, sell, assign, transfer and convey the shares of Company Stock set forth on SCHEDULES 3.2.4(i), 3.2.4(ii), and 3.2.4(iii); the Principal Stockholder will, immediately prior to the consummation of the Redemption, have the full legal right, power and authority to vote, sell, assign, transfer and convey the shares of Company Stock set forth on SCHEDULE 3.2.4(ii); and the Principal Stockholder will, immediately prior to the Effective Time, have the full legal right, power and authority to vote, sell, assign, transfer and convey the shares of Company Stock set forth on SCHEDULE 3.2.4(iii). Such shares of Company Stock referred to in the immediately preceding sentence are not, on the date hereof, and will not be, on the applicable date of transfer or conversion pursuant to the Redemption or the Merger, subject to any voting trust agreement or other contract, agreement, arrangement, commitment, option, proxy, right of first refusal or understanding, including without limitation any contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares.

     3.2.5. LITIGATION. Except as disclosed in SCHEDULE 3.2.5, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the Principal Stockholder, threatened, against or affecting the Principal Stockholder, the Family Stockholders or, to the knowledge of the Principal Stockholder, the Unaffiliated Stockholders before any court or arbitrator or any Governmental Authorities which, individually or in the aggregate, if determined or resolved adversely to such Stockholder could, individually or when considered together with all other such matters, adversely affect the right or ability of the Principal Stockholder to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which the Principal Stockholder will be a party at the Closing; and the Principal Stockholder knows of no valid basis for any such action, proceeding or investigation.

     3.2.6. INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
SCHEDULE 3.2.6, neither the Principal Stockholder, the Family Stockholders, nor, to the knowledge of the Principal Stockholder, any Unaffiliated Stockholder or any other officer or director of the Company, possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Exchange Act of 2% or less of any class of such securities will not be deemed to be an ownership interest for purposes of this Section 3.2.6.

     IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Each of Parent and Merger Sub represents and warrants (jointly and severally) to the Company and the Principal Stockholder as of the date hereof and the Closing as follows:

     4.1. CORPORATE EXISTENCE AND POWER. Each of Parent and Merger Sub is, a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has all power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

     4.2. CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and each of the Ancillary Agreements to which it will be a party at the Closing are within, each of Parent's and Merger Sub's respective corporate powers and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been and each of the Ancillary Agreements to which Parent or Merger Sub will be a party at the Closing will have been duly executed and delivered by Parent or Merger Sub and constitute and will constitute at the Closing valid and binding agreements of Parent or Merger Sub, as applicable, enforceable against Parent or Merger Sub in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     4.3. GOVERNMENTAL AUTHORIZATION. Except for the filing of the certificates of merger and except as may be required under the HSR Act, the execution, delivery and performance by Parent and Merger Sub of this Agreement and each of the Ancillary Agreements to which Parent and Merger Sub will be a party at the Closing require no action by or in respect of, or filing with, any Governmental Authorities.

     4.4. NON-CONTRAVENTION. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and each Ancillary Agreement to which Parent or Merger Sub will be a party at the Closing will not (a) violate the certificate of incorporation or bylaws or comparable organizational documents of Parent or Merger Sub, as applicable, or (b) violate any applicable Law or Order.

     4.5. LITIGATION. Except as disclosed in SCHEDULE 4.5, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Parent or Merger Sub, threatened against or affecting Parent or Merger Sub, or any of Parent's or Merger Sub's properties before any court or arbitrator or any Governmental Authorities which, individually or in the aggregate, if determined or resolved adversely to Parent or Merger Sub, could reasonably be expected to materially and adversely affect the right or ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement and any Ancillary Agreement to which Parent or Merger Sub will be a party at the Closing.

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



     4.6. FINDERS' FEES. Except for Saunders Karp & Megrue, L.P., Carlisle Group, L.P. and Harvey & Company, LLC, whose fees and expenses (including transaction fees) will be paid by the Surviving Corporation, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Principal Stockholder or the Company upon consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                              V. CERTAIN COVENANTS

     5.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement to the Closing Date, the Principal Stockholder will cause the Company to, and the Company and its Subsidiaries will, conduct its respective operations only according to its ordinary and usual course of business (including managing its working capital in accordance with its past practice and custom) and use its respective best efforts to: (a) preserve intact its business organizations, (b) keep available the services of its officers and employees and
(c) maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it. The Company will confer with Parent concerning operational matters of a material nature and report periodically to Parent concerning the business, operations and finances of the Company. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of Parent, neither the Company nor its Subsidiaries will, and the Principal Stockholder will cause the Company and its Subsidiaries not to:

     (a) Amend or modify its articles of incorporation, bylaws or any other organizational document from its form on the date of this Agreement;

     (b) Change any salaries or other compensation of, or pay any bonuses to any director, officer, employee or stockholder of the Company, or enter into any employment, severance, or similar agreement with any director, officer, stockholder or employee of the Company, provided, however, that the compensation of employees of the Company receiving annual compensation of less than $50,000 may be changed in the ordinary course of business consistent with past practice;

     (c) Adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

     (d) Enter into any contract or commitment except contracts and commitments (for capital expenditures or otherwise) in the ordinary course of business consistent with past practice;

     (e) Incur, assume or guarantee its Indebtedness;

     (f) Enter into any transaction or commitment relating to the assets or the business of the Company which, individually or in the aggregate, could be material to the Company, or cancel or waive any claim or right of substantial value which, individually or in the

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aggregate, could be material to the Company, or amend any term of any Company
Securities or Subsidiary Securities;

     (g) Set aside or pay any dividend or make any other distribution with respect to any shares of capital stock of the Company or any Subsidiary (other than pursuant to Section 5.8 hereof) or repurchase, redeem (other than pursuant to Article II hereof) or otherwise acquire directly or indirectly, any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary;

     (h) Make any change in accounting methods or practices (including changes in accrual or reserve amounts or policies);

     (i) Issue or sell any Company Securities or Subsidiary Securities (other than the capital stock of Sukee Arena Inc. and Northway, Corp. in the Reorganizational Transactions), or make any other changes in its capital structure, including the grant of any stock option or other right to purchase shares of capital stock of the Company or any Subsidiary;

     (j) Sell, lease or otherwise dispose of any material asset or property;

     (k) Except as expressly permitted under this Agreement, write-off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material; write-off, write-up or write-down any other material asset of the Company ; or alter its customary time periods for collection of accounts receivable or payments of accounts payable;

     (l) Create or assume any Lien other than a Permitted Lien;

     (m) Make any loan, advance or capital contributions to or investment in any Person;

     (n) Terminate or close any material facility, business or operation of the Company;

     (o) Cause or suffer any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

     (p) Cause any other event, occurrence, development or state of circumstances or facts which individually or together with other matters, has had or could reasonably be expected to have a Material Adverse Effect; or

     (q) Agree to do any of the foregoing.

     5.2. EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, neither the Principal Stockholder, nor the Company, its Subsidiaries, or any of their respective Affiliates, or any officer or director of the Company its Subsidiaries, or any of their respective Affiliates, or other representative of any of the foregoing (including advisors, agents, attorneys, employees or consultants) will, and the Principal Stockholder will cause the other Stockholders not to, take any action to, directly or indirectly, encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to any Person, other than Parent (and its affiliates and representatives), concerning any purchase of any capital stock of the Company or its Subsidiaries or any merger, asset sale or similar transaction involving the Company or its Subsidiaries. The Company, its Subsidiaries and the Principal Stockholder will, and the Principal Stockholder will cause the other Stockholders to, disclose to Parent the existence or occurrence of any proposal or contract which it or they or any of their representatives described above may receive in respect of any such transaction and the identity of the Person from whom such a proposal or contract is received.

     5.3. REVIEW OF THE COMPANY; CONFIDENTIALITY. (a) Parent may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Company and its Subsidiaries and their financial and legal condition to the extent they deem necessary or advisable to familiarize itself with such properties and other matters. The Company will permit Parent and its representatives to have, after the date of execution of this Agreement, reasonable access to the premises and to all the books and records of the Company and its Subsidiaries and to cause the officers of the Company and its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent will from time to time reasonably request. The Company will deliver or cause to be delivered to Parent such additional instruments, documents, certificates and opinions as Parent may reasonably request for the purpose of (i) verifying the information set forth in this Agreement or on any Schedule attached hereto and (ii) consummating or evidencing the transactions contemplated by this Agreement.

     (b) Prior to the Closing, without the prior written consent of the other parties, no party will, or will permit any of its Affiliates to, disclose to any other Person (other than such Person's financing sources, existing stockholders and such Person's directors, officers, employees, advisors and other representatives that need to know) any proprietary, non-public information of another party previously delivered or made available to such other party in connection with the transactions contemplated hereby (including the existence of and terms of this Agreement and the Ancillary Agreements), other than to the extent required by applicable Law and upon the advice of counsel. Each party will direct its financing sources, stockholders, directors, officers, employees and representatives to keep all such information in strict confidence; provided, however, that each such person may disclose such information to the extent required by Law and upon the advice of counsel.

     5.4. BEST EFFORTS. Each of the Company, the Subsidiaries, the Principal Stockholder and Parent will cooperate and use their respective best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations (including, without limitation, the filing of Notification and Report Forms under the HSR with the Federal Trade Commission and the Antitrust Division of the Department of Justice) to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for consummation of the transactions contemplated by the

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Agreement and to fulfill the conditions to the sale contemplated hereby.
Notwithstanding any other provision hereof, in no event will Parent or any of its Affiliates (including the Company and its Subsidiaries after the Closing) be required to (a) enter into or offer to enter into any divestiture, hold-separate, business limitation or similar agreement or undertaking in connection with this Agreement or the transactions contemplated hereby or (b) make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of Section 7.1 which it is necessary or advisable for the Principal Stockholder or the Company to obtain or satisfy in order to consummate the transactions contemplated by this Agreement.

     5.5. SATISFACTION AND TERMINATION OF EQUITY ARRANGEMENTS. On or prior to the Closing Date, the Company will terminate all equity-based plans or agreements listed in any of the Company disclosure Schedules attached hereto.

     5.6. PLAN ASSETS. The Company will promptly take all actions necessary to allow it to continue to constitute an Operating Company, and otherwise not to cause any of the underlying assets of the Company to be deemed "PLAN ASSETS" with respect to Parent or any other stockholder of the Company.

     5.7. NET WORTH. The Company will, and the Principal Stockholder will cause the Company to, (a) have a net worth (calculated on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Audited Balance Sheet) of not less than $19.9 million at the Closing before any adjustments for the Reorganizational Transactions and (b) deliver evidence of the foregoing reasonably satisfactory to Parent.

     5.8. REORGANIZATIONAL TRANSACTIONS. At or prior to the Closing, the Principal Stockholder will cause the Company to, and the Company will, dispose of the capital stock of Sukee Arena Inc. and Northway, Corp. in such manner and on such terms and conditions as may be approved by Parent, and the Principal Stockholder shall bear any and all Taxes, costs and expenses related to such disposition. The transactions described in this Section 5.8 are referred to as the "REORGANIZATIONAL TRANSACTIONS."

     5.9. APPRAISAL. Within 30 days of the Closing, the Principal Stockholder will select a third party appraiser with the consent of Parent to perform a fair market value appraisal (the "APPRAISAL") based on the current use, location and market conditions and based on other factors agreed upon by the parties of the Surviving Corporation's premises located at 1501 Verti Drive, Winslow, Maine (the "PREMISES"). The costs and expenses of the Appraisal will be borne equally by the Principal Stockholder and the Surviving Corporation. Within 90 days after receipt of the Appraisal, the Surviving Corporation will either (a) execute and deliver an amendment to the Lease reflecting a monthly Basic Rent from the date of such amendment based on the fair market value of the Premises determined in accordance with this Section 5.9 and as set forth in the Appraisal or (b) purchase the Premises from the Principal Stockholder and Rita Sukeforth for an amount equal to the fair market value of the Premises determined in accordance with this Section 5.9 and as set forth in the Appraisal.

     5.10. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto and subject to Section 5.4, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                 VI. TAX MATTERS

     6.1. TAX RETURNS. The Stockholders' Representative will have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company that are due with respect to any taxable year or other taxable period ending on or prior to the Closing Date. Such authority will include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company will be reported or disclosed in such Returns; PROVIDED, HOWEVER, that such Returns will be prepared by treating items on such Returns in a manner consistent with the past practice with respect to such items, unless otherwise required by law. The Stockholders' Representative will provide to Parent drafts of all Returns of the Company required to be prepared and filed by the Stockholders' Representative under this
Section 6.1 at least 30 days prior to the due date for the filing of such Returns (including any extensions). At least 15 days prior to the due date for the filing of such Returns (including any extensions), Parent will notify the Stockholders' Representative of the existence of any objection (specifying in reasonable detail the nature and basis of such objection) Parent may have to any items set forth on such draft Returns (a "DISPUTE NOTICE"). Parent and the Stockholders' Representative agree to consult and resolve in good faith any such objection. The Stockholders' Representative will not file any return without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that no such consent will be required if Parent shall not have timely delivered a Dispute Notice or the objections contained in such Dispute Notice shall have been finally resolved.

     6.2. APPORTIONMENT OF TAXES. (a) All Taxes and Tax liabilities with respect to the income, property or operations of the Company that relate to a taxable year or other taxable period beginning before and ending after the Closing Date will be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (A) in the case of Taxes other than income Taxes and sales and use Taxes, on a per diem basis, and (B) in the case of income Taxes and sales and use Taxes, as determined from the books and records of the Company, between Pre-Closing and Post-Closing Tax Periods as though the taxable year of the Company terminated at the close of business on the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income and expenses. The Stockholders will be liable for the payment of all Taxes of the Company which are attributable to any Pre-Closing Tax Period (net of reserves for such Taxes to the extent accurately reflected in the preparation of the Closing Date Balance Sheet and the computation of the Closing Working Capital Balance), whether shown on any original return or amended return for the period referred to therein. The Company will be liable for the payment of all Taxes which are attributable to any Post-Closing Tax Period. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest), imposed on the Parent or the Company which are incurred in connection with this Agreement will be borne and paid by the Principal Stockholder when due, and the Principal Stockholder will, at his own expense, cause to be filed all necessary Returns and other documentation with respect to all such Taxes and fees.

     (b) To the extent the Company has made a payment of Taxes on or prior to the Closing Date with respect to Taxes attributable to a Pre-Closing Tax Period in excess of the liability of the Company for such Taxes for such Pre-Closing Tax Period, the Surviving Corporation will, upon written request by the Stockholders' Representative, use commercially reasonable efforts to obtain a prompt refund of such overpayment. The Surviving Corporation will remit any refund received pursuant to the immediately preceding sentence, net of any Taxes of the Surviving Corporation arising from the receipt of such refund, to the Stockholders' Representative for the benefit of the Stockholders within 15 days of the receipt of such refund.

     6.3. COOPERATION; AUDITS. In connection with the preparation of Returns, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company for all Pre-Closing Tax Periods, Parent and the Company on the one hand, and the Stockholders' Representative on the other hand, will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Returns, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes.

     6.4. CONTROVERSIES. Parent will promptly notify the Stockholders' Representative in writing upon receipt by Parent or any affiliate of Parent (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which the Principal Stockholder may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "TAX MATTER"). The Stockholders' Representative, at the Principal Stockholder's sole expense, will have the exclusive authority to represent the interests of the Company with respect to any Tax Matter before the IRS, any other Taxing Authority, any other governmental agency or authority or any court and will have the sole right to extend or waive the statute of limitations, with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax returns and settling audits; PROVIDED, HOWEVER, that the Stockholders' Representative will not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of Parent or the Company or any affiliate of the foregoing for any Post-Closing Tax Period, including the portion of a period beginning before the Closing Date and ending after the Closing Date, without the prior written consent of Parent, which consent will not be unreasonably withheld. The Stockholders' Representative will keep Parent fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Stockholders' Representative will, in good faith, allow Parent to consult with the Stockholders' Representative regarding the conduct of or positions taken in any such proceeding.

     6.5. AMENDED RETURNS. The Stockholders' Representative will not file or cause or permit to be filed any amended Return without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed. Parent will not file or cause to be filed any amended return covering any period or adjusting any Taxes for a period which includes any period prior to the Closing Date without the prior written consent of the Stockholders' Representative, which consent will not be unreasonably withheld or delayed.

     6.6. NON-FOREIGN PERSON AFFIDAVIT. The Company will furnish to Parent on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

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



                           VII. CONDITIONS TO CLOSING

     7.1. CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Closing are subject to the satisfaction of the following conditions:

     7.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. (a) The representations and warranties of the Company made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) the Company shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Company on or before the Closing Date; and (c) the Company shall have delivered to Parent a certificate of the Company's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as Parent may reasonably request.

     7.1.2. COMPANY'S CERTIFICATE. The Company shall have delivered to Parent a certificate from its Secretary or an Assistant Secretary certifying as to the due adoption of resolutions adopted by its Board of Directors and its stockholders, (if required) authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

     7.1.3. STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved in the manner and by the requisite vote of the Stockholders required by applicable law.

     7.1.4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PRINCIPAL STOCKHOLDER. (a) The representations and warranties of the Principal Stockholder made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) the Principal Stockholder shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Principal Stockholder on or before the Closing Date; and
(c) the Principal Stockholder shall have delivered to Parent certificates dated the Closing Date confirming the foregoing and such other evidence of compliance with the Principal Stockholder's obligations as Parent may reasonably request.

     7.1.5. NO INJUNCTION, ETC. No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

     7.1.6. NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages will have been instituted by any Person (other than Parent or the Company) before any court, arbitrator or Governmental Authorities and be pending.

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



     7.1.7. REQUIRED FILINGS. All actions by or in respect of or filings by the Company or the Principal Stockholder with any Person required to permit the consummation of the Closing shall have been taken, made or obtained.

     7.1.8. OPINION OF COUNSEL. Parent shall have received an opinion of Daviau, Jabar & Bratten, counsel to the Company and the Stockholders dated the Closing Date, substantially in the form attached hereto as EXHIBIT F.

     7.1.9. DUE DILIGENCE. Parent shall have completed, or caused to be completed by its attorneys, accountants and other representatives, to its satisfaction, business, legal, environmental and accounting due diligence investigations and reviews of the Company.

     7.1.10. ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto other than Saunders Karp & Megrue, L.P.

     7.1.11. RESIGNATION OF DIRECTORS. Each of the Directors of the Company immediately prior to the Closing shall have submitted a letter of resignation to the Company effective as of the Closing.

     7.1.12. THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals or waivers, if any, disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from Governmental Authorities that will be required in order to enable Parent to consummate the transactions contemplated hereby shall have been obtained.

     7.1.13. FIRPTA. The Company shall have furnished to Parent, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

     7.1.14. HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby will have expired or been terminated.

     7.1.15. NO MATERIAL ADVERSE CHANGE. Prior to the Closing, no event shall have occurred which, individually or when considered together with all other matters, has had or which could reasonably be expected to have a Material Adverse Effect.

     7.1.16. FINANCING. Parent shall have obtained financing for the payment of the Aggregate Closing Merger Consideration on terms satisfactory to it in its sole discretion.

     7.1.17. LIQUIDATION OF INVESTMENT SECURITIES. Prior to the Closing, the Company shall have disposed of all of the Investment Securities for fair market value cash consideration.

     7.1.18. STOCKHOLDER INDEBTEDNESS. Each Stockholder shall have repaid all Indebtedness of such Stockholder to the Company or any Subsidiary of the Company outstanding immediately prior to the Closing.

     7.1.19. PRINCIPAL STOCKHOLDER OWNERSHIP. The Principal Stockholder will own beneficially and of record not less than 51% of each class of the issued and outstanding Company

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



Stock on the date hereof and immediately prior to the Effective Time and will have provided evidence thereof reasonably satisfactory to Parent and its counsel.

     7.1.20. DISSENTERS RIGHTS. All Stockholders shall have lawfully waived their statutory rights (including dissenters rights) under the MBCA to receive consideration for their shares of Company Stock other than the consideration expressly provided for under this Agreement.

     7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER. The obligations of the Company and the Principal Stockholder to consummate the Closing are subject to the satisfaction of the following conditions:

     7.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PARENT AND MERGER SUB.
(a) The representations and warranties of Parent and Merger Sub made in this Agreement will be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) Parent and Merger Sub shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Parent and Merger Sub on or before the Closing Date; and (c) Parent and Merger Sub shall have delivered to the Company and the Stockholders' Representative a certificate of Parent's and Merger Sub's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as the Company or the Stockholders' Representative may reasonably request.

     7.2.2. PARENT'S AND MERGER SUB'S CERTIFICATE. Parent and Merger Sub shall have delivered to the Company and the Stockholders' Representative a certificate from its Secretary or Assistant Secretary certifying as to the due adoption of resolutions adopted by the Board of Directors or Management Committee of Parent and Merger Sub (and the stockholders or members if required) authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

     7.2.3. NO INJUNCTION, ETC. No provision of any applicable law or regulation and no judgment, injunction, order or decree will be in effect which will prohibit the consummation of the Closing.

     7.2.4. OPINION OF COUNSEL. The Principal Stockholder shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G.

     7.2.5. ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by the parties thereto other than the Stockholders' Representative.

     7.2.6. HSR ACT. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     7.2.7. MANAGEMENT BONUS PLAN. Parent shall have executed and delivered to the Principal Stockholder a letter agreement obligating the Surviving Corporation to adopt, effective on the Closing Date, a management bonus plan, such letter agreement to be in form and in substance reasonably satisfactory to the Principal Stockholder.

                         VIII. SURVIVAL INDEMNIFICATION

     8.1. SURVIVAL. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely. Notwithstanding the preceding sentence the representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing for two years thereafter; PROVIDED, HOWEVER, that the representations and warranties contained in Section 3.1.10 will survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by the Company after the Closing), the representations and warranties contained in Section 3.1.18 will survive the Closing for five years thereafter, and the representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.4, 3.1.5, 3.1.6 and
3.1.7(c) (collectively, the "SELECTED REPRESENTATIONS AND WARRANTIES"), 3.2.1, 3.2.2, 3.2.3, 3.2.4, 4.1, 4.2, 4.3 and 4.4 will survive the Closing indefinitely. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; PROVIDED, HOWEVER, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice.

     8.2. INDEMNIFICATION. (a) Prior to the Closing, the Company, and thereafter the Principal Stockholder, will indemnify, defend and hold harmless Parent and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents, and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents), against any and all liabilities, damages and losses, including, without limitation, diminution in value of the Company, Company Stock, lost profits and other consequential damages and, if but only to the extent asserted in a Third Party Claim, punitive damages, and all costs or expenses, including, without limitation, attorneys' and consultants' fees and expenses ("DAMAGES"), incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Company or the Principal Stockholder in any subsection of Section 3.1 to be true and correct as of the Closing Date (other than a breach of Section 3.1.10 with respect to Taxes which will be governed by Section 8.3), or (ii) the breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement; PROVIDED, HOWEVER, that neither the Company nor the Principal Stockholder will be liable under clause (i) of this Section 8.2(a) (other than with respect to such breaches of any of the Selected Representations and Warranties and the representations and warranties contained in Section 3.1.7) unless the aggregate amount of Damages exceeds $300,000 and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that the Principal Stockholder's liability under clause (i) of this Section 8.2(a) (other than with respect to such breaches of any of the Selected Representations and Warranties and the representations and warranties contained in Section 3.1.7) will not exceed, in the aggregate, $13.0 million.

     (b) The Principal Stockholder will indemnify, defend and hold harmless Parent and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents) against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Principal Stockholder in any subsection of Section 3.2 of this Agreement to be true and correct as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by the Principal Stockholder pursuant to this Agreement.

     (c) Parent and the Surviving Corporation, jointly and severally, on and after the Closing Date will indemnify, defend and hold harmless the Principal Stockholder against Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by Parent or Merger Sub in this Agreement to be true and correct as of the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by Parent or Merger Sub pursuant to this Agreement; PROVIDED, HOWEVER, that Parent will not be liable under clause (i) of this Section 8.2(c) unless the aggregate amount of Damages exceeds $300,000 and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that Parent's liability under clause
(i) of this Section 8.2(c) will not exceed, in the aggregate, $13.0 million.

     (d) The Principal Stockholder will indemnify, defend and hold harmless Parent and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents) against Damages incurred or suffered as a result of or arising out of or in connection with item 4 disclosed on SCHEDULE 3.1.19(a) to the extent attributable to conditions, events or circumstances occurring or existing on or prior to the Closing Date; PROVIDED, HOWEVER, that the Principal Stockholder's liability under this Section 8.2(d) will not exceed, in the aggregate, $13.0 million.

     8.3. TAX INDEMNIFICATION. Prior to the Closing, the Company, and thereafter the Principal Stockholder, will indemnify, defend and hold harmless Parent, and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents) against (i) all Taxes (and losses, claims and expenses related thereto) resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.1.10 to be true and correct as of the Closing Date,
(ii) all Taxes imposed on or asserted against the Company or for which the Company may be liable in respect of the properties, income or operations of the Company for all Pre-Closing Tax Periods, and (iii) all Taxes imposed on or asserted against the Company, or for which the Company may be liable, as a result of any transaction, contemplated by this Agreement as in the case of clauses (i) and (ii) of this Section 8.3, net of reserves for Taxes to the extent accurately reflected in the computation of the Closing Working Capital Balance.

     8.4. PROCEDURES. (a) If any Person who or which is entitled to seek indemnification under Section 8.2 or Section 8.3 (an "INDEMNIFIED PARTY") receives notice of the assertion or commencement of any Third Party Claim against such Indemnified Party with

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respect to which the Person against whom or which such indemnification is being sought (an "INDEMNIFYING PARTY") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third Party Claim. Such notice by the Indemnified Party will describe the Third Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

     (b) If, within 20 days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.4(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 8.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 20 days after receiving written notice from the Indemnified Party that the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnified Party in respect of all damages relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or, as to matters other than Tax Matters, does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records, and employees of the Indemnified Party necessary in connection with the Indemnifying Party's defense of any Third Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

     (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the

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



Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of ten days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

     (d) A failure to give timely notice or to include any specified information in any notice as provided in Section 8.4(a), 8.4(b) or 8.4(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

     (e) All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds.

     8.5. TREATMENT OF INDEMNIFICATION PAYMENTS. Any amount paid by the Principal Stockholder or Parent under Section 8.2 or 8.3 will be treated as a capital contribution, on the one hand, and/or an adjustment to the Aggregate Consideration, on the other hand.

     8.6. INDEMNIFICATION AMOUNTS NET OF BENEFITS RECEIVED. The amount of Damages for which indemnification is provided under Sections 8.2 and 8.3 will be computed net of any insurance proceeds received by the Indemnified Party in connection with such Damages, reduced by all costs and expenses related thereto and any premium increase or expense resulting therefrom. If the amount with respect to which any claim is made under this Section 8.6 gives rise to a currently realizable Tax benefit, the indemnity payment will be reduced by the amount of such currently realizable benefit then available to the party making the claim if and to the extent actually realized by such party in the fiscal year in which such indemnity payment is made to such party or in the next succeeding fiscal year.

                                IX. MISCELLANEOUS

     9.1. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing:

     (i) by the mutual written consent of Parent, the Company and the Principal Stockholder;

     (ii) by Parent, if there has been a material violation or breach by the Company or the Principal Stockholder of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Parent at the Closing, and such violation or breach has not been waived by Parent or, in the case of a covenant breach, cured by the Company or the Principal Stockholder within the earlier of (x) ten days after written notice thereof from Parent or (y) the Closing Date;

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



     (iii) by the Company or the Principal Stockholder, if there has been a material violation or breach by Parent of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company or the Principal Stockholder at the Closing, and such violation or breach has not been waived by the Company or the Principal Stockholder or, in the case of a covenant breach, cured by Parent within the earlier of (x) ten days after written notice thereof from the Company or the Principal Stockholder or (y) the Closing Date; or

     (iv) by Parent, the Company or the Principal Stockholder if the transactions contemplated hereby have not been consummated by December 31, 1998; PROVIDED, HOWEVER, that neither Parent, the Company nor any Stockholder will be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; and

     (v) by Parent, if the conditions to Closing set forth in Sections 7.1.9 or
7.1.16 have not been satisfied.

     (b) In the event that this Agreement is terminated pursuant to Section 9.1(a), all further obligations of the parties hereto under this Agreement (other than pursuant to Section 9.4, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party hereunder; PROVIDED, HOWEVER, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

     9.2. NOTICES. All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission) and will be given to such party at its address set forth in SCHEDULE 9.2. All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding business day in the place of receipt.

     9.3. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement (subject to Section 9.17(b)(iii)), or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

     9.4. EXPENSES. Except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person

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



engaged by such party; PROVIDED, HOWEVER, that in the event that the Company or the Principal Stockholder elects not to consummate the transactions contemplated hereby (other than as a result of a material breach by Parent of any covenant, representation or warranty of Parent contained in this Agreement), the Company will pay to Parent the reasonable expenses of Parent (including expenses of Parent's counsel and other advisors) incurred in connection with this Agreement and the transactions contemplated hereby up to a maximum of $150,000.

     9.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

     9.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Article VIII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted assigns any legal or equitable rights hereunder.

     9.7. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflict of laws rules of such state.

     9.8. JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the Borough of Manhattan or the United States District Court for the Southern District of New York and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 will be deemed effective service of process on such party.

     9.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     9.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.11. HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

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



     9.12. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

     9.13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof.

     9.14. NO WAIVER. No action or inaction taken or omitted pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     9.15. CERTAIN INTERPRETIVE MATTERS. (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (ii) each of the Schedules will apply only to the corresponding Section or subsection of this Agreement, (iii) each term defined in this Agreement has the meaning assigned to it, (iv) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (v) words in the singular include the plural and VICE VERSA, and (vi) the term "INCLUDING" means "including without limitation." All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term "day" or "days" is used, it shall mean calendar days.

     (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     (c) (i) All references to the "KNOWLEDGE OF THE COMPANY" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers or directors of the Company whose names are listed on SCHEDULE 9.15(c)(i), and will include such knowledge as such executive officers or directors would have had after due inquiry of the responsible individuals of the Company whose names are listed separately on SCHEDULE 9.15(c)(i) and its counsel and accountants.

          (ii) All references to the "KNOWLEDGE OF PARENT" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers, directors or members of the management committee of Parent whose names are listed on SCHEDULE 9.15(c)(ii) and, will include such knowledge as such executive officers , directors or management committee members would have had after due inquiry of the responsible individuals of Parent whose names are listed separately on SCHEDULE 9.15(c)(ii) and its counsel and accountants.

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



          (iii) All references to the "KNOWLEDGE OF PRINCIPAL STOCKHOLDER" or to words of similar import will be deemed to be references to the actual knowledge of the Principal Stockholder, as applicable.

     9.16. TRANSFER OF PROCEEDS. Until the later to occur of the fifth anniversary of the Closing Date or the expiration of the statute of limitations applicable to the matters covered in Section 3.1.10, the Principal Stockholder will not transfer or permit the transfer of any of the Aggregate Consideration received by or on behalf of the Principal Stockholder if the result thereof would make the Principal Stockholder unable to satisfy his obligations hereunder as to indemnification in an amount up to $13.0 million.

     9.17. STOCKHOLDERS' REPRESENTATIVE. (a) By the execution and delivery of this Agreement and by delivery of waivers of dissent, each Stockholder hereby irrevocably constitutes and appoints the Principal Stockholder as Stockholders' Representative ("STOCKHOLDERS' REPRESENTATIVE") with the exclusive authority to act in accordance with Section 9.17(b). In the event of the death, resignation or inability to act of the Principal Stockholder, Robert Daviau will be successor Stockholders' Representative with all powers of his predecessor. In addition, upon written notice to Parent, the Stockholders may change the identity of the Stockholders' Representative by written consent signed by the Stockholders owning more than 50% of the shares of the issued and outstanding Company Stock on the date hereof.

     (b) The Stockholders' Representative will have full power:

     (i) to act on each Stockholder's behalf according to the terms of this Agreement, to give and receive notices on behalf of all Stockholders and to act on their behalf in connection with any matter as to which one or more Stockholders is an "Indemnified Party" or "Indemnifying Party" under this Agreement, all in the absolute discretion of Stockholders' Representative; and

     (ii) in general, to do all things and to perform all acts, including executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or in connection with this Agreement.

     (iii) to amend this Agreement on behalf of the Stockholders.

Notwithstanding anything in this Section 9.17 to the contrary, the Stockholders' Representative will not be authorized to alter, change or modify the Aggregate Consideration or the Per Share Closing Merger Consideration on behalf of the Stockholders.

This power of attorney, and all authority hereby conferred, is granted subject to the interests of the other Stockholders, the Company and Parent hereunder and in consideration of the mutual covenants and agreements made herein, and is irrevocable and will not be terminated by any act of any Stockholder or by operation of Law, whether by the death or incapacity of any Stockholder or by the occurrence of any other event. The Stockholders' Representative will not be liable for any action taken in the capacity of Stockholders' Representative in accordance with the terms of this Agreement, including the compromise, settlement, payment or defense of any claim (including expenses and costs associated therewith) under this Agreement regardless of whether any Stockholder is the claimant or the party against whom a claim is being made. In

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



connection with the exercise of his duties, the Stockholders' Representative will be entitled to consult with and rely upon legal counsel and other professional advisors, with the costs thereof to be allocated among the Stockholders and will have no liability hereunder for actions taken in good faith reliance upon the advice of such advisors. Each Stockholder will, jointly and severally, holder the Stockholders' Representative harmless from any and all Damage which they, or any one of them, may sustain as a result of any action taken in good faith hereunder.

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


     The parties hereto have caused this Agreement to be duly executed by their respective authorized officers or in their individual capacity, if applicable, as of the day and year first above written.




                                  MID STATE MACHINE PRODUCTS



                                  By:   /s/ S. Douglas Sukeforth
                                        ----------------------------------------
                                        Name:  S. Douglas Sukeforth
                                        Title: President


                                  MID STATE HOLDING CO., INC.


                                  By:   /s/ John Clark
                                        ----------------------------------------
                                        Name:  John Clark
                                        Title: President and Chief
                                               Executive Officer


                                  MID STATE ACQUISITION, INC.


                                  By:   /s/ John Clark
                                        ----------------------------------------
                                        Name:  John Clark
                                        Title: President and Chief
                                               Executive Officer


                                  /s/ S. Douglas Sukeforth
                                  ----------------------------------------------
                                  S. Douglas Sukeforth, individually, as the
                                  Principal Stockholder and as the
                                  Stockholders' Representative


                                       53